                              AMENDED AND RESTATED

                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                           CASTLE CREEK PARTNERS, L.P.

                              AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                           CASTLE CREEK PARTNERS, L.P.

                                TABLE OF CONTENTS


ARTICLE I CERTAIN DEFINITIONS ................................................................      1

ARTICLE II CONTINUATION; NAME; PLACE OF BUSINESS .............................................      7
         2.01 Continuation of Partnership ....................................................      7
         2.02 Name of Partnership ............................................................      8
         2.03 Place of Business ..............................................................      8
         2.04 Registered Office and Registered Agent .........................................      8

ARTICLE III PURPOSES, NATURE OF BUSINESS AND POWERS OF PARTNERSHIP ...........................      8
         3.01 Purposes and Business ..........................................................      8
         3.02 Powers .........................................................................      9

ARTICLE IV TERM OF PARTNERSHIP ...............................................................      9
         4.01 Term ...........................................................................      9

ARTICLE V CAPITAL ............................................................................      9
         5.01 Capital Contribution of General Partner ........................................      9
         5.02 Capital Contributions of Limited Partners ......................................      9
         5.03 Additional Capital Contributions ...............................................     10
         5.04 Additional Issuances of Securities; Additional Classes of Units ................     10
         5.05 No Preemptive Rights ...........................................................     12
         5.06 No Fractional Units ............................................................     12
         5.07 Splits and Combinations ........................................................     12
         5.08 Capital Accounts ...............................................................     14
         5.09 No Interest on Amounts in Capital Account ......................................     15
         5.10 Advances to Partnership ........................................................     15
         5.11 Liability of Limited Partners ..................................................     15
         5.12 Return of Capital ..............................................................     15

ARTICLE VI ALLOCATION OF PROFITS AND LOSSES; DISTRIBUTIONS ...................................     15
         6.01 General Allocations of Net Profits and Net Losses ..............................     15
         6.02 Overriding Allocations of Net Profits and Net Losses ...........................     16
         6.03 Distributions ..................................................................     17
         6.04 Allocations and Distributions With Respect to Interests Transferred or Upon
                Admittance ...................................................................     18


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
ARTICLE VII MANAGEMENT .......................................................................     18
         7.01 Management and Control of Partnership ..........................................     18
         7.02 Powers of General Partners .....................................................     19
         7.03 Restrictions on Authority of General Partner ...................................     24
         7.04 Title to Partnership Assets ....................................................     24
         7.05 Reserves .......................................................................     24
         7.06 Other Business Activities of Partners ..........................................     25
         7.07 Transactions with General Partners or Affiliates; Resolution of Conflicts of
                Interest .....................................................................     25
         7.08 Agreements of General Partner ..................................................     26
         7.09 Liability of General Partners to Partnership and Limited Partners ..............     26
         7.10 Indemnification of General Partners and Affiliates .............................     27
         7.11 Indemnification Procedures .....................................................     28
         7.12 No Management or Control by Limited Partners ...................................     29
         7.13 Other Matters Concerning the General Partner ...................................     29
         7.14 Loans to or from the General Partner ...........................................     30
         7.15 Purchase or Sale of Units ......................................................     31
         7.16 Partnership Expenses; Fees to General Partner ..................................     31

ARTICLE VIII BANK ACCOUNTS; BOOKS AND RECORDS; FISCAL YEAR STATEMENTS; TAX MATTERS ...........     32
         8.01 Bank Accounts ..................................................................     32
         8.02 Books and Records ..............................................................     32
         8.03 Fiscal Year ....................................................................     33
         8.04 Financial Statements and Information ...........................................     33
         8.05 Accounting Decisions ...........................................................     34
         8.06 Preparation of Tax Returns .....................................................     34
         8.07 Tax Elections ..................................................................     34
         8.08 Tax Controversies ..............................................................     34
         8.09 Withholding Requirements .......................................................     34

ARTICLE IX OWNERSHIP OF UNITS ................................................................     35
         9.01 Record Holder ..................................................................     35

ARTICLE X TRANSFER OF PARTNERSHIP INTERESTS AND UNITS ........................................     36
         10.01 Transfer ......................................................................     36
         10.02 Transfer of Interest of General Partner .......................................     36
         10.03 Transfer of Units .............................................................     37
         10.04 Transferees and Substituted Limited Partners ..................................     38

ARTICLE XI ADDITIONAL GENERAL PARTNERS .......................................................     39
         11.01 Admission of an Additional or Successor General Partner .......................     39

ARTICLE XII WITHDRAWAL OR REMOVAL OF GENERAL PARTNERS ........................................     40
         12.01 Withdrawal of General Partner .................................................     40
         12.02 Removal of General Partner ....................................................     41
         12.03 Amendment of Agreement and Certificate of Limited Partnership .................     41
         12.04 Interest of Departing Partner and Successor ...................................     41


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
ARTICLE XIII DISSOLUTION AND LIQUIDATION .....................................................     42
         13.01 No Dissolution ................................................................     42
         13.02 Events Causing Dissolution ....................................................     42
         13.03 Right to Continue Business of Partnership .....................................     43
         13.04 Dissolution ...................................................................     43
         13.05 Liquidation ...................................................................     43
         13.06 Reasonable Time for Winding Up ................................................     44
         13.07 Termination of Partnership ....................................................     44

ARTICLE XIV AMENDMENTS; MEETINGS; RECORD DATE ................................................     45
         14.01 Amendments to be Adopted Solely by the General Partner ........................     45
         14.02 Amendment Procedures ..........................................................     46
         14.03 Special Amendment Requirements ................................................     47
         14.04 Meetings ......................................................................     47
         14.05 Notice of Meeting .............................................................     48
         14.06 Record Date ...................................................................     48
         14.07 Adjournment ...................................................................     48
         14.08 Waiver of Notice; Consent to Meeting; Approval of Minutes .....................     48
         14.09 Quorum ........................................................................     48
         14.10 Conduct of Meeting ............................................................     49
         14.11 Action Without a Meeting ......................................................     49

ARTICLE XV POWER OF ATTORNEY .................................................................     49

ARTICLE XVI MISCELLANEOUS PROVISIONS .........................................................     51
         16.01 Notices .......................................................................     51
         16.02 Severability ..................................................................     51
         16.03 Survival ......................................................................     52
         16.04 Waivers .......................................................................     52
         16.05 Exercise of Rights ............................................................     52
         16.06 Binding Effect ................................................................     52
         16.07 Limitation on Benefits of this Agreement ......................................     52
         16.08 Consent of Limited Partners ...................................................     52
         16.09 Waiver of Partition ...........................................................     52
         16.10 Entire Agreement ..............................................................     53
         16.11 Pronouns and Plurals ..........................................................     53
         16.12 Headings ......................................................................     53
         16.13 Governing Law .................................................................     53
         16.14 Execution in Counterparts .....................................................     53

SCHEDULE A      Limited Partners Admitted on the Effective Date


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
                              AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                           CASTLE CREEK PARTNERS, L.P.

         This Amended and Restated Agreement of Limited Partnership of Castle Creek Partners, L.P., a Delaware limited partnership (the "Partnership"), is made and entered into as of June __, 1998, and shall be effective as of the Closing (as that term is defined in Section 1.6 of that certain Amended and Restated Agreement and Plan of Reorganization dated as of June 5, 1998, and which relates to the reorganization of Boston Celtics Limited Partnership ("BCLP")) (the "Effective Date"), by and among Castle Creek Partners GP, Inc., a Delaware corporation having its principal place of business at 151 Merrimac Street, Boston, Massachusetts 02114, as general partner (the "General Partner"), BCLP, a Delaware limited partnership having its principal place of business at 151 Merrimac Street, Boston, Massachusetts 02114, as limited partner (the "Original Limited Partner"), and all other Persons who have been admitted to the Partnership as limited partners of the Partnership as of the Effective Date, as listed on Schedule A hereto, and all Person who become limited partners in accordance with the terms of this Agreement. Capitalized terms used in this Agreement have the meanings ascribed to them in Article I below or, if not defined in Article I, as otherwise defined herein.

         In consideration of the covenants, conditions and agreements herein set forth, the parties hereto hereby agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

         Unless the context otherwise specifies or requires, the terms defined in this Article I shall, for the purposes of this Agreement, have the meanings herein specified. Unless otherwise specified, all references herein to Articles or Sections are to Articles or Sections of this Agreement.

         Accounting Firm means the independent public accountants who are responsible for advising the General Partner, as selected and approved by the General Partner from time to time, in its sole discretion.

         Affiliate means, when used with reference to a specified Person, (i) any Person that directly or indirectly controls or is controlled by or is under common control with the specified Person, (ii) any Person that is an officer of, general partner in or trustee of, or serves in a similar capacity with respect to, the specified Person or of which the specified Person is an officer, general partner or trustee, or with respect to which the specified Person serves in a similar capacity, and (iii) any Person that, directly or indirectly, is the beneficial owner of 10% or more of any class of equity securities of the specified Person or of which the specified Person is directly or indirectly the owner of 10% or more of any class of equity securities. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause


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

the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

         Agreement means this Amended and Restated Agreement of Limited Partnership, as it may be amended, supplemented or restated from time to time.

         BCLP means Boston Celtics Limited Partnership, a Delaware limited partnership.

         BCLP II means Boston Celtics Limited Partnership II, a Delaware limited partnership.

         BCLP Partnership Agreement means that certain Amended and Restated Agreement of Limited Partnership of BCLP dated as of December 4, 1986 and as amended to the date hereof.

         Business Day means Monday through Friday of each week, except that a legal holiday recognized as such by the Government of the United States shall not be regarded as a Business Day.

         Capital Account means the capital account established and maintained for each Partner pursuant to Section 5.08.

         Capital Contribution means the amount of money or other assets contributed to the Partnership pursuant to Section 5.01, 5.02 or 5.03 by a Partner.

         Carrying Value means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows: (i) the initial Carrying Value of any asset contributed (or deemed contributed) to the Partnership shall be such asset's gross fair market value at the time of such contribution; (ii) the Carrying Values of all Partnership assets shall be adjusted to equal their respective gross fair market values at the times specified in Section 5.08(c) if the Partnership has elected to adjust the Partners' Capital Accounts as provided in Section 5.08(c), and (iii) if the Carrying Value of an asset has been determined pursuant to clause (i) or (ii) of this Section 1.08, such Carrying Value shall thereafter be adjusted in the same manner as would the asset's adjusted basis for federal income tax purposes except that depreciation deductions shall be computed in accordance with Section 1.25(a) below.

         Cause has the definition set forth in Section 12.02(a).

         Certificate of Limited Partnership means the certificate of limited partnership of the Partnership as filed in the Recording Office pursuant to the Delaware Act, as such certificate may be amended from time to time.

         Code means the Internal Revenue Code of 1986, as amended, and the applicable regulations thereunder. Any reference herein to a specific section of the Code or any regulation thereunder shall be deemed to include a reference to the corresponding provision of any amendment thereto, any regulation thereunder or any successor statute or regulation.

         Commission means the U.S. Securities and Exchange Commission.

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

         Delaware Act means the Delaware Revised Uniform Limited Partnership Act (6 Del. C. Sections 17-101 et seq.), as it may be amended from time to time, and any successor to such Act.

         Departing Partner means the Person who has been removed or who has withdrawn as a General Partner pursuant to Article XII, from and after the effective date of the removal or withdrawal of such Person as General Partner.

         Effective Date means the date of Closing as defined in the Reorganization Agreement.

         Excess Negative Balance means the excess, if any, of (a) the negative balance in a Partner's Capital Account after reducing such balance by the net adjustments, allocations and distributions described in Treasury Regulation
Section 1.704-l(b)(2)(ii)(d)(4),(5) and (6) which, as of the end of the Partnership's taxable year are reasonably expected to be made to such Partner, over (b) the sum of (i) the amount, if any, which the Partner is required to restore to the Partnership upon liquidation of the Partner's interest in the Partnership (or which is so treated pursuant to Treasury Regulation Section 1.704-l(b)(2)(ii)(c)), (ii) the Partner's share (as determined under Temporary Treasury Regulation Section l.704-1T(b)(4)(iv)(f)) of the Partnership's Minimum Gain computed solely with respect to Nonrecourse Debt other than Partner Nonrecourse Debt, (iii) the Partner's share (as determined under Temporary Treasury Regulation Section l.704-lT(b)(4)(iv)(h)(5)) of the Partnership's Minimum Gain computed solely with respect to any Partner Nonrecourse Debt for which the Partner bears the economic risk of loss and (iv) the Partner's share (as determined under Code Section 752) of any recourse indebtedness of the Partnership to the extent that such indebtedness could not be repaid out of the Partnership's assets if all of the Partnership's assets were sold at their respective Carrying Values as of the end of the fiscal year or other period and the proceeds from the sales were used to pay the Partnership's liabilities. For purposes of clause (iv) of this Section 1.15, the amounts computed pursuant to clause (i) of this Section 1.15 for each Partner shall be considered to be proceeds from the sale of the assets of the Partnership to the extent such amounts would be available to satisfy (directly or indirectly) the indebtedness specified in clause (iv).

         Exchange Act means the Securities Exchange Act of 1934, as amended, the regulations of the Commission promulgated thereunder, and any successor to any of them.

         Fiscal Year means the fiscal year of the Partnership for financial accounting purposes, and for federal, state and local income tax purposes, which shall end on December 31 in each year unless changed by the General Partner in accordance with Section 8.03.

         General Partner means Castle Creek Partners GP, Inc., or any transferee pursuant to Section 10.02 hereof and admitted to the Partnership in accordance with Section 11.01 or any successor appointed pursuant to Section 11.01 following the removal of a General Partner pursuant to Section 12.02. "General Partners" means the General Partner and any additional or substituted General Partners admitted to the Partnership in accordance with Section 11.01.

         Indemnitee has the meaning set forth in Section 7.10.

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

         Limited Partners means any Persons admitted as limited partners of the Partnership pursuant to the terms of this Agreement, including Substituted Limited Partners, each for so long as such Person remains as a Limited Partner hereunder.

         Liquidating Trustee means the General Partner, unless the dissolution of the Partnership is caused by withdrawal, bankruptcy, removal or dissolution of the General Partner, in which event the Liquidating Trustee shall be the Person or Persons selected pursuant to Section 13.05.

         Majority Vote of the Limited Partners means the written consent of, or an affirmative vote in accordance with Section 14.04 by, Limited Partners who are Record Holders with respect to more than fifty percent (50%) of the outstanding Units held of record by Limited Partners on the Record Date established by the General Partner for such consent or vote.

         Market means an established securities market or secondary market or the substantial equivalent thereof (as such terms are used in Code section 7704 and regulations thereunder).

         Minimum Gain means the amount determined by computing, with respect to each Nonrecourse Debt of the Partnership, the amount of Net Profit that would be realized by the Partnership if it disposed of the assets securing such debt in full satisfaction thereof, and by then aggregating the amounts so computed. For purposes of determining the amount of such Net Profit with respect to a debt, the Carrying Value of the asset securing the debt shall be allocated among all the debt that the asset secures in the manner set forth in Temporary Treasury Regulation Section 1.704-lT(b)(4)(iv)(c) and Temporary Treasury Regulation Section l.704-lT(b)(4)(iv)(h)(6) (or successor provisions).

         Net Profits and Net Losses means the taxable income or loss, as the case may be, for a period (or from a transaction) as determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be separately stated pursuant to Code Section 703(a)(l) shall be included in taxable income or loss) computed with the following adjustments: (a) items of gain, loss, and deduction shall be computed based upon the Carrying Values of the Partnership's assets rather than upon the assets' adjusted bases for federal income tax purposes, and, in particular, the amount of any deductions for depreciation or amortization with respect to an asset for a period shall equal such asset's Carrying Value multiplied by a fraction the numerator of which shall be the amount of depreciation or amortization with respect to such asset allowable for federal income tax purposes for such period and the denominator of which shall be such asset's adjusted basis; (b) any tax-exempt income received by the Partnership shall be included as an item of gross income; (c) the amount of any adjustments to Carrying Values of any assets of the Partnership pursuant to Code Section 743 shall not be taken into account; and (d) any expenditure of the Partnership described in Code Section 705(a)(2)(B) (including any expenditures treated as being described in Section 705(a)(2)(B) pursuant to Treasury Regulations under Code Section 704(b)) shall be treated as a deductible expense.

         Nonrecourse Debt means any liability of the Partnership that either (a) is treated as nonrecourse for purposes of Treasury Regulation Section 1.1001-2 or (b) with respect to which the creditor's right to repayment is limited to one or more of the assets of the Partnership.

         Opinion of Counsel means a written opinion of counsel (who may be regular counsel to the Partnership or the General Partner) acceptable to the General Partner.

         Original Agreement means the Agreement of Limited Partnership of Castle Creek Partners, L.P. entered into on April 13, 1998.

         Original Limited Partner means BCLP.

         Partner means a General Partner or a Limited Partner. "Partners" means the General Partners and all Limited Partners.

         Partner Nonrecourse Debt means any Nonrecourse Debt of the Partnership with respect to which a Partner or an affiliate of a Partner bears the economic risk of loss within the meaning of Temporary Treasury Regulation
1.704-1T(b)(4)(iv)(k)(l).

         Partnership means the limited partnership heretofore formed pursuant to the Original Agreement and continued pursuant to this Agreement and the Delaware Act.

         Partnership Assets means all assets and property, whether tangible or intangible and whether real, personal or mixed, at any particular time owned by the Partnership, including without limitation limited partnership interests in Celtics Basketball Holdings, L.P.

         Partnership Interest means, as to any Partner, all of the interests of that Partner in the Partnership, including without limitation such Partner's (i) right to a distributive share of the profits and losses of the Partnership, (ii) right to a distributive share of cash and other Partnership Assets, (iii) right, if a General Partner, to participate in the management and control of the business and affairs of the Partnership, and (iv) right to vote on certain matters as set forth herein.

         Percentage Interests means the Partners' respective percentage interests in the Partnership, as follows:

         General Partner -- one percent (1%).
         Limited Partners as a class -- ninety-nine percent (99%).

         The Percentage Interest of each Limited Partner is equal to (i) ninety-nine percent (99%) multiplied by (ii) a fraction, the numerator of which is the number of Units held by such Limited Partner as of the date of such determination and the denominator of which is the total number of Units outstanding as of the date of such determination; provided, however, that following any issuance of additional Units by the Partnership pursuant to
Section 5.04 having special rights or obligations, proper adjustment shall be made by the General Partner to the Percentage Interest represented by each Unit to reflect such issuance.

         Person means any individual, corporation, association, partnership, joint venture, trust, estate or other entity or organization.

         Proceeding has the meaning set forth in Section 7.11(a).

         Record Date means the date established by the General Partner, in its sole discretion, for determining (a) the identity of Limited Partners entitled to notice of, or to vote at, any meeting of Limited Partners or entitled to vote by ballot or give approval of Partnership action in writing without a meeting or entitled to exercise rights in respect of any other lawful action of Limited Partners or (b) the identity of Partners entitled to receive any report or distribution.

         Record Holder(s) means the Persons shown as Limited Partners on the records of the Partnership or the Transfer Agent as of the close of business on a particular day.

         Recording Office means the office designated by the Secretary of State of the State of Delaware for the filing of certificates of limited partnership in accordance with the Delaware Act.

         Registration Statement means the Registration Statement on Form S-4 (Registration No. 333-50367), as amended, filed by the Partnership, BCLP II and BCLP with respect to certain securities to be issued pursuant to the Reorganization Agreement.

         Reorganization means the reorganization of BCLP pursuant to the Reorganization Agreement.

         Reorganization Agreement means the Amended and Restated Plan and Agreement of Reorganization dated as of June 5, 1998 by and among BCLP, BCLP II, the Partnership, Celtics Limited Partnership, Celtics Capital Corporation, Celtics, Inc., BCLP II GP, Inc., the General Partner and Boston Celtics Corporation, as it may be amended from time to time.

         Reserves has the definition set forth in Section 7.05.

         Revenues means the gross revenues of the Partnership for financial accounting purposes as determined in accordance with generally accepted accounting principles for the period for which such determination is being made.

         Sale means, with respect to any Partnership Assets, any sale, exchange, assignment or other disposition thereof, excluding any contribution or assignment of Partnership Assets to a partnership in which the Partnership holds at least a 99% general and/or limited partnership interest.

         Securities Act means the Securities Act of 1933, as amended, the regulations of the Commission promulgated thereunder, and any successor to any of them.

         Substituted Limited Partner means a Person who is admitted to the Partnership as a Limited Partner pursuant to Section 10.04.

         Super-Majority Vote of the Limited Partners means the written consent of, or an affirmative vote in accordance with Section 14.04 by, Limited Partners who are Record Holders with respect to at least eighty percent of the outstanding Units held of record by Limited Partners on the Record Date established by the General Partner for such consent or vote.

         Termination Date means December 31, 2098.

         Transfer Agent means the bank, trust company or other Person (including the Partnership or the General Partner or any of its Affiliates) which may be appointed by the General Partner from time to time, in its sole discretion, to act as the registrar and transfer agent for the Units.

         Transfer Application means an application and agreement, subject to the approval of the General Partner, for transfer of Units pursuant to which the transferor certifies the number of Units owned by the transferor as of the date of such Transfer Application and the number of Units which the transferor proposes to transfer to the proposed transferee, and the proposed transferee provides certain information to the Partnership and (a) requests the transfer of record of one or more Units to him, (b) requests admission as a Limited Partner with respect to such Units, (c) agrees to be bound by the terms and conditions of this Agreement, (d) grants powers of attorney to the General Partner as provided for in this Agreement, and (e) makes the consents and waivers set forth herein.

         Unit means a unit representing a Partnership Interest of a Limited Partner and representing a pro rata percentage interest in the aggregate Percentage Interest of the Limited Partners (unless any class or series of Units issued pursuant to Section 5.04 shall have designations, preferences or special rights such that a Unit of such class or series shall represent a greater or lesser part of the Partnership Interest of all Limited Partners than a Unit of any other class or series of Units, in which event the Partnership Interest represented by a Unit of such class or series shall be determined in accordance with such designations, preferences and special rights as are fixed by the general partner pursuant to Section 5.04 with respect to such class or series of Units). Except as may otherwise be specifically provided by the General Partner in connection with the issuance of additional Units pursuant to Section 5.04, all Units shall constitute a single class or group for purposes of voting or the giving of written consents hereunder and for all other purposes hereof or of the Delaware Act, and each Unit shall be entitled to one vote.

                                   ARTICLE II

                      CONTINUATION; NAME; PLACE OF BUSINESS

         2.01 Continuation of Partnership. The General Partner and the Limited Partners hereby agree to continue, in accordance with the terms and conditions hereof, the Partnership as a limited partnership pursuant to the provisions of the Delaware Act. If the laws of any jurisdiction in which the Partnership transacts business so require, the General Partner also shall file with the appropriate office in that jurisdiction any documents necessary for the Partnership to qualify to transact business in such jurisdiction and shall use all reasonable efforts to file with the appropriate office in that jurisdiction any documents necessary to establish and maintain the Limited Partners' limited liability in such jurisdiction. The Partners agree and obligate themselves to execute, acknowledge and cause to be filed of record, in the place or places and manner prescribed by law, any amendments to the Certificate of Limited partnership as may be required, either by the Delaware Act, by the laws of a jurisdiction in which the Partnership transacts business, or by this Agreement, to reflect changes in the information contained therein or otherwise to comply with the requirements of law for the continuation, preservation and operation of the Partnership as a limited partnership under the Delaware Act.

         2.02 Name of Partnership. The name of the Partnership shall be "Castle Creek Partners, L.P." or such other name as the General Partner may from time to time determine. The business of the Partnership may be conducted under any other name deemed necessary or desirable by the General Partner, in its sole discretion, in compliance with applicable law. The General Partner (and, if necessary, any other Partner) promptly shall execute, file and record any assumed or fictitious name certificates required by the laws of Delaware or any other state in which the Partnership transacts business, and shall publish such certificates or other statements or certificates as are required by the laws of Delaware or any other state in which the Partnership transacts business.

         2.03 Place of Business. The principal place of business of the partnership, and the business address of the General Partner, initially shall be located at 151 Merrimac Street, Boston, Massachusetts 02114. The General Partner may hereafter change the principal place of business of the Partnership to such other place or places within the United States as the General Partner may determine from time to time, in its sole discretion, provided that the General Partner shall give written notice thereof to the Limited Partners at the time of the next regular mailing to the Limited Partners and, in connection therewith, shall, if necessary, amend the Certificate of Limited Partnership in accordance with the applicable requirements of the Delaware Act. The General Partner may, in its sole discretion, establish and maintain such other offices and additional places of business of the Partnership, either within or without the State of Delaware, as it deems appropriate.

         2.04 Registered Office and Registered Agent. The street address of the registered office of the Partnership in Delaware shall be c/o National Corporate Research, Ltd., 9 East Loockerman Street, Dover, Delaware 19901, and the Partnership's registered agent at such address shall be National Registered Agents, Inc. Such registered office and registered agent may be changed at the direction of the General Partner, in its sole discretion.

                                   ARTICLE III

             PURPOSES, NATURE OF BUSINESS AND POWERS OF PARTNERSHIP

         3.01 Purposes and Business. The purpose and business of the Partnership shall include, without limitation:

         (a) to hold the Partnership Assets, and receive, hold or distribute any proceeds generated by the income from, or sale of, those assets; to acquire additional Partnership Assets, including shares of stock or other interests (including without limitation controlling interests) in operating businesses; and to engage in any activities incidental or related to the foregoing activities; and

         (b) to engage in any lawful act or activity in which limited partnerships may engage under the Delaware Act.

         3.02 Powers. In furtherance of the purposes of the Partnership, the Partnership shall have and may exercise any and all powers conferred by the laws of Delaware on limited partnerships formed under the laws pursuant to and under which this Partnership is formed, as such laws are now in effect or at any time hereafter are put into effect, including all powers that may be exercised by the General Partner on behalf of the Partnership pursuant to this Agreement.

                                   ARTICLE IV

                               TERM OF PARTNERSHIP

         4.01 Term. The Partnership commenced on the date upon which the Certificate of Limited Partnership was duly filed with the Recording Office and shall continue until the Termination Date unless dissolved and liquidated before the Termination Date in accordance with the provisions of Article XIII.

                                    ARTICLE V

                                     CAPITAL

         5.01 Capital Contribution of General Partner. Concurrently with the execution of the Original Agreement, the General Partner made a Capital Contribution in the amount of Ten Dollars ($10.00) in cash. On or prior to the Effective Date, the General Partner shall make such further Capital Contributions to the Partnership as are provided for pursuant to the terms of the Reorganization Agreement.

         5.02 Capital Contributions of Limited Partners.

         (a) Concurrently with the execution of the Original Agreement, the Original Limited Partner made a Capital Contribution in the amount of Nine Hundred Ninety Dollars ($990.00) in cash. On or prior to the Effective Date, the Original Limited Partner shall make such further Capital Contributions to the Partnership as are provided for pursuant to the terms of the Reorganization Agreement and shall be issued in respect of such Capital Contributions such number of Units as equals the number of Units required to be distributed to all Eligible Unitholders (as defined in the Reorganization Agreement) who have made a proper election to receive Units of Limited Partnership Interest in the Partnership with respect to BCLP Units (as defined in the Reorganization Agreement) owned by such Eligible Unitholders pursuant to the terms of the Reorganization Agreement ("Castle Creek Electing Unitholders").

         (b) On the Effective Date, the Original Limited Partner shall distribute the Units received by it pursuant to Section 5.02(a) to the Castle Creek Electing Unitholders in accordance with the terms of the Reorganization Agreement. Each such Castle Creek Electing Unitholder shall thereupon be deemed admitted as a Limited Partner of the Partnership with respect to each of the Units so received. Concurrently with the admission of Castle Creek Electing Unitholders as Limited Partners of the Partnership pursuant to this Section 5.02(b), the Original Limited Partner will withdraw from the Partnership and the Partnership will return to the Original Limited Partner its original $990 Capital Contribution.

         (c) On or prior to the Effective Date, Boston Celtics Corporation will make a Capital Contribution to the Partnership consisting of the property identified in the Reorganization Agreement and, at the time of such contribution, shall be deemed admitted as a Limited Partner of the Partnership and shall receive such number of Units of Limited Partnership Interest in the Partnership as are determined pursuant to the Reorganization Agreement.

         5.03 Additional Capital Contributions.

         (a) No General Partner shall be required to make any Capital Contribution or advance to the Partnership except as specifically set forth in
Section 5.01 even if the failure to do so would result in a consequence materially adverse to the Partnership.

         (b) No Limited Partner who is not also a General Partner and who does not participate in the control of the business of the Partnership shall have any personal liability whatsoever, whether to the Partnership, to any of the partners or to the creditors of the Partnership, for the debts of the Partnership or for any of its losses beyond

             (i) the amount of his Capital Contribution, and

             (ii) to the extent and for the period required by applicable law, the amount of any distribution made by the Partnership to him.

Each Unit, upon the issuance thereof, shall be validly issued, fully paid and not subject to assessment for additional Capital Contributions. No Limited Partner shall be required to lend any funds to the Partnership or, after his Capital Contribution has been paid, to make any further contribution to the capital of the Partnership.

         5.04 Additional Issuances of Securities; Additional Classes of Units.

         (a) In order to raise additional capital, to acquire assets, to redeem or retire Partnership debt, or for any other Partnership purpose, the General Partner is authorized to cause the Partnership to issue Units, Partnership Interests or classes or series thereof in addition to those issued pursuant to
Section 5.02 from time to time to Partners or to other Persons and to admit them to the Partnership as Limited Partners, all without the approval of the Partners or any other Persons who may acquire an interest in Units or Partnership Interests. The General Partner is also authorized to cause the issuance of any Unit, Partnership Interest or other type of security of the Partnership from time to time to Partners or Unitholders or other Persons on terms and conditions established in the sole and complete discretion of the General Partner, all without the approval of the Limited Partners or any other Persons who may acquire an interest in Units or Partnership Interests. Such securities may include, without limitation, unsecured and secured debt obligations of the Partnership, debt obligations of the Partnership convertible into any class or series of Units or Partnership Interests that may be issued by the Partnership, options, rights or warrants to purchase any such class or series of Units or Partnership Interests or any combination of any of the foregoing. There shall be no limit on the number of Units, Partnership Interests or other securities that may be so issued, and the General Partner shall have sole and complete discretion in determining the consideration and terms and conditions with respect to any future issuance of

Units, Partnership Interests or other securities. The General Partner shall do all things necessary to comply with the Delaware Act and is authorized and directed to do all things it deems to be necessary or advisable in connection with any such future issuance, including without limitation, compliance with any statute, rule, regulation or guideline of any federal, state or other governmental agency. The Partnership may assume liabilities and hypothecate its property in connection with any such issuance.

         (b) Units and Partnership Interests to be issued by the Partnership shall be issuable from time to time in one or more classes or series, at such price, and with such designations, preferences and relative participating, optional or other special rights, powers and duties, including rights, powers and duties senior to existing classes or series of Units and Partnership Interests, all as shall be fixed by the General Partner in the exercise of its sole and complete discretion, including without limitation: (i) the allocation, for federal income and other tax purposes, to such class or series of Units and Partnership Interests of items of Partnership income, gain, loss, deduction and credit; (ii) the rights of such class or series of Units and Partnership Interests to share in Partnership distributions; (iii) the rights of such class or series of Units and Partnership Interests on dissolution and liquidation of the Partnership; (iv) whether such class or series of Units and Partnership Interests are redeemable by the Partnership and, if so, the price at which, and the terms and conditions on which, such class or series of Units and Partnership Interests may be so redeemed; (v) whether such class or series of Units and Partnership Interests is issued with the right of conversion and, if so, the rate at and the terms and conditions upon which such class or series of Units and Partnership Interests may be converted into any other class or series of Units and/or Partnership Interests; (vi) the terms and conditions of the issuance of such class or series of Units and Partnership Interests, and all other matters relating to the assignment thereof; and (vii) the rights of such class or series of Units and Partnership Interests to vote on matters relating to the Partnership and this Agreement.

         (c) Upon or prior to the issuance of any class or series of Units, Partnership Interests or other securities which shall not be identical to the Units issued pursuant to Section 5.02, the General Partner, without the consent at the time of any Limited Partner (each Limited Partner hereby consenting to any and each such amendment), may amend any provision of this Agreement and, exercising the power of attorney granted to the General Partner pursuant to
Article XV, may execute, swear to, acknowledge, deliver, file and record, if required, such documents as the General Partner may determine to be necessary or appropriate in connection therewith in order to reflect the authorization and issuance of each such class or series of Units, Partnership Interests or other securities and the designations, preferences and relative, participating, optional or other special rights thereof.

         (d) The General Partner shall do all things it deems to be appropriate or necessary to comply with the Delaware Act and is authorized and directed to do all things it deems to be necessary or advisable in connection with any such future issuance, including compliance with any statute, rule, regulation or guideline of any federal, state other governmental agency, or any other regulatory body which shall or may have jurisdiction over such securities or the issuance, sale or transfer thereof.

         5.05 No Preemptive Rights. Except as provided by the General Partner in connection with the issuance of additional Units, Partnership Interests or other securities under Section 5.04, no Partner shall have any preemptive, preferential or other similar right with respect to (a) additional Capital Contributions; (b) issuance or sale of Units or other Partnership Interests, whether unissued or held in the treasury; (c) issuance of any obligations, evidences of indebtedness or other securities of the Partnership whether or not convertible into or exchangeable for or carrying or accompanied by any rights to receive, purchase or subscribe to, any unissued Units or other Partnership Interests or any Units held in the treasury; (d) issuance of any right of, subscription to or right to receive, or any warrant or option for the purchase of, any of the foregoing securities; or (e) issuance or sale of any other securities that may be issued or sold by the Partnership.

         5.06 No Fractional Units. No fractional Units may be issued by the Partnership or assigned by Partners except as provided in Section 5.07.

         5.07 Splits and Combinations.

         (a) The General Partner may, in its sole discretion, cause the Partnership to make a distribution in Units (or any other instrument evidencing ownership or assignment of Partnership Interests) to all Record Holders or may effect a subdivision or combination of Units (or any other instrument evidencing ownership or assignment of Partnership Interests) but in each case only on a pro rata basis so that, after such distribution, subdivision or combination, each Partner and Unitholder shall, subject to Section 5.07(e), have substantially the same Percentage Interest in the Partnership as before such distribution, subdivision or combination. The Partnership may, but shall not be required to, issue fractional Units (or any other instrument evidencing ownership or assignment of Partnership Interests) upon any such distribution, subdivision or combination of Units (or any other instrument evidencing ownership or assignment of Partnership Interests). In the event any distribution, subdivision or combination of Units (or any other instrument evidencing ownership or assignment of Partnership Interests) would result in the issuance of fractional Units (or other instrument evidencing ownership or assignment of Partnership Interests) but for the provisions of this Section 5.07(a), in the sole discretion of the General Partner, the final fraction of a Unit (or other instrument evidencing ownership or assignment of Partnership Interests) issuable to each record holder may be rounded to the nearest whole Unit (or other instrument evidencing ownership or assignment of Partnership Interests).

         (b) Whenever such distribution, subdivision or combination is declared, the General Partner shall select a Record Date as of which the distribution, subdivision or combination shall be effective and shall send notice of the distribution, subdivision or combination at least twenty (20) days prior to such Record Date to each Record Holder as of the date ten (10) days prior to the date of such notice. The General Partner also may cause the Accounting Firm or another firm of independent public accountants selected by it to calculate the number of Units (or any other instrument evidencing ownership or assignment of Partnership Interests) to be held by each Record Holder after giving effect to such distribution, subdivision or combination. The General Partner shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the correctness of such a calculation.

         (c) Promptly following any such distribution, subdivision or combination, the General Partner shall adopt such procedures as it may deem appropriate to reflect such distribution, subdivision or combination.

         (d) Notwithstanding anything herein to the contrary (including specifically Section 5.07(e) of this Agreement) and in addition to the authority of the General Partner to effect distributions, subdivisions and combinations set forth in this Section 5.07, the General Partner, in its sole discretion during the period ending on the first anniversary of the Closing and for the sole purpose of reducing the number of holders of Units (or other instrument evidencing ownership or assignment of Partnership Interests) in order to allow the Partnership to remain exempt from regulation under the Investment Company Act of 1940, may effect one or more combinations of Units (or other instrument evidencing ownership or assignment of Partnership Interests) as provided in this Subsection 5.07(d). In the event that any such combination of Units (or any other instruments evidencing ownership or assignment of Partnership Interests) would result in the issuance of fractional Units (or other instrument evidencing ownership or assignment of Partnership Interests) but for the provisions of this
Section 5.07(d), the General Partner, in its sole discretion, may pay to each Record Holder, in lieu of any fraction of a Unit (or any other instrument evidencing ownership or assignment of Partnership Interests) issuable to each Record Holder, an amount of cash equal to such fraction multiplied by a per Unit price (the "Split Price") equal to the greater of (i) the average of the high and low prices of the BCLP Units as reported on the New York Stock Exchange ("NYSE") on the five trading days immediately preceding April 17, 1998 and (ii) the sum of (x) the average of the high and low prices of the BCLP II Units as reported on the NYSE on the five trading days immediately preceding the date on which such combination is announced and (y) the average of the high and low prices of the Subordinated Debentures as reported on the NYSE on the five trading days immediately preceding the date on which such combination is announced. If any such combination is effected, however, holders of Units (or any other instrument evidencing ownership or assignment of Partnership Interests) will be given the opportunity to purchase from the Partnership, at the Split Price, a sufficient number of Units (or other instrument evidencing ownership or assignment of Partnership Interests) to enable each such holder to remain a holder of Units (or other instrument evidencing ownership or assignment of Partnership Interests) after such combination is effected.

         (e) Notwithstanding any provision in this Section 5.07 (other than Section 5.07(d)) to the contrary, no distribution, subdivision or combination of Units (or other instrument evidencing ownership or assignment of Partnership Interests) shall be made without a Super-Majority Vote of the Limited Partners, unless:

             (i) the Partnership shall have received an Opinion of Counsel to the effect that such action will not have any material adverse effect on the Federal income taxation of the Unitholders as a class or any group of Unitholders; and

             (ii) such action shall not result in any change in the rights of any Unitholder to distributions by the Partnership or the distributive share of such Unitholder in the profits and losses of the Partnership (except any immaterial change resulting from any issuance or elimination of fractional Units (or other instrument evidencing ownership or assignment of Partnership Interests) permitted hereunder).

         5.08 Capital Accounts.

         (a) A separate Capital Account shall be maintained for each partner. Such accounts shall be maintained and adjusted in accordance with Regulations under Section 704 of the Code. Consistent with such Regulations, there shall be credited to each Partner's Capital Account the amount of any cash (which shall not include imputed or actual interest on any deferred contributions) actually contributed by such Partner to the capital of the Partnership, the fair market value (without regard to Code Section 7701(g)) of any property contributed by such Partner to the capital of the Partnership (net of any liabilities secured by such property that the Partnership is considered to assume or take subject to under Section 752 of the Code), such Partner's share of the Net Profits of the Partnership and of any items in the nature of income or gain separately allocated to the Partners and such Partner's share of any adjustments pursuant to Section 48(q)(2) of the Code; and there shall be charged against each Partner's Capital Account the amount of all cash distributions to such Partner, the fair market value (without regard to Code Section 7701(g)) of any property distributed to such Partner by the Partnership (net of any liability secured by such property that the Partner is considered to assume or take subject to under
Section 752 of the Code), such Partner's share of the Net Losses of the Partnership and of any items in the nature of losses or deductions separately allocated to the Partners and such Partner's share of any adjustment pursuant to
Section 48(q)(l) of the Code.

         (b) In the event that the Partnership makes an election under Code
Section 754, the amounts of any adjustments to the Carrying Values of the assets of the Partnership made pursuant to Code Section 743 shall not be reflected in the Capital Accounts of the Partners, but the amounts of any adjustments to the Carrying Values of the assets of the Partnership made pursuant to Code Section 734 as a result of the distribution of property by the Partnership to a partner (to the extent that such adjustments have not previously been reflected in the Partners' Capital Accounts) shall be reflected in the Capital Accounts of the Partners in the manner prescribed in Treasury Regulations under Code Section 704(b).

         (c) If elected by the Partnership, upon the occurrence of any of the following events, the Capital Account balance of each Partner shall be adjusted to reflect the Partner's allocable share (as determined under Sections 6.01 and 6.02 below) of the Net Profits or Net Losses that would be realized by the Partnership if it sold all of its property at its fair market value (taking Code
Section 7701(g) into account) on the day of the adjustment:

             (i) any increase in any new or existing Partner's interest in the Partnership resulting from the contribution of cash or property by such Partner to the Partnership;

             (ii) any reduction in a Partner's interest in the Partnership resulting from a distribution to such Partner in redemption of all or a portion of such Partner's interest in the Partnership; and

             (iii) whenever else allowed under applicable Treasury Regulations.

         (d) In the event any interest in the Partnership is transferred in accordance with the terms of this Agreement, including the Units transferred by the Original Limited Partner as referenced in Section 5.02(b), the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

         5.09 No Interest on Amounts in Capital Account. No Partner shall be entitled to receive any interest on its outstanding Capital Account balance.

         5.10 Advances to Partnership. If any Partner shall advance funds to the Partnership in excess of the amounts required hereunder to be contributed by it to the capital of the Partnership, the making of such advances shall not result in any increase in the amount of the Capital Account of such Partner or entitle such Partner to any increase in its Percentage Interest. The amounts of any such advances shall be a debt of the Partnership to such Partner and shall be payable or collectible only out of the Partnership Assets in accordance with the terms and conditions upon which such advances are made.

         5.11 Liability of Limited Partners. Except as provided in the Delaware Act and Section 5.03(b), none of the Limited Partners, as such, shall be personally liable for any debts, liabilities, contracts or obligations of the Partnership.

         5.12 Return of Capital. No interest shall accrue on any contributions to the capital of the Partnership, and no Partner shall have the right to withdraw or to be repaid any capital contributed by it or to receive any other payment in respect of its interest in the Partnership, including without limitation as a result of the withdrawal of such Partner from the Partnership, except as specifically provided in this Agreement.

                                   ARTICLE VI

                 ALLOCATION OF PROFITS AND LOSSES; DISTRIBUTIONS

         6.01 General Allocations of Net Profits and Net Losses.

         (a) Except as provided in Section 6.02 below, the Net Profits and Net Losses of the Partnership for any year shall be allocated among the Partners in accordance with their respective Percentage Interests.

         (b) Allocations of Net Profits and Net Losses provided for in this
Section 6.01 shall generally be made as of the end of the Fiscal Year of the Partnership; provided, however, that allocations of Net Profits and Net Losses arising from a sale or other disposition of all or substantially all of the Partnership Assets, a sale or other disposition not in the ordinary course of business, as determined by the General Partner, of a substantial asset of the Partnership or a liquidation of the Partnership shall be made no later than immediately prior to the time that the proceeds from the event giving rise to such Net Profits or Net Losses are distributed to the Partners.

         6.02 Overriding Allocations of Net Profits and Net Losses. Notwithstanding the provisions of Section 6.01, above, the following allocations of Net Profits and Net Losses and items thereof shall be made in the order stated:

         (a) If in any year there is a net decrease in the amount of the Partnership's Minimum Gain computed solely with respect to the Partnership's Nonrecourse Debt that is not Partner Nonrecourse Debt, then each Partner shall first be allocated items of gross income (computed with the adjustments set forth in clauses (a), (b) and (c) of the definition of "Net Profits and Net Losses" in Article I) in accordance with the "minimum gain chargeback" provision of Temporary Treasury Regulation Section 1.704-lT(b)(4)(iv)(e).

         (b) If in any year there is a net decrease in the amount of the Partnership's Minimum Gain computed solely with respect to Partner Nonrecourse Debt, then each Partner shall first be allocated items of gross income (computed with the adjustments set forth in clauses (a), (b) and (c) of Section 1.25) in accordance with the chargeback provision of Temporary Treasury Regulation
Section 1.704-1T(b)(4)(iv)(h)(4).

         (c) If, during any year a Partner unexpectedly receives any adjustment, allocation or distribution described in Treasury Regulation Section l.704-l(b)(2)(ii)(d)(4), (5) or (6), and, as a result of such adjustment, allocation or distribution, such Partner's Capital Account has an Excess Negative Balance, then items of gross income (computed with the adjustments set forth in clauses (a), (b) and (c) of Section 1.25) for such year (and, if necessary, subsequent years) shall first be allocated to such Partner in an amount equal to such Partner's Excess Negative Balance.

         (d) RESERVED.

         (e) In no event shall Net Losses of the Partnership be allocated to a Partner if such allocation would cause or increase an Excess Negative Balance in such Partner's Capital Account.

         (f) Any Net Losses or deductions attributable to a Partner Nonrecourse Debt shall be allocated to the Partner who bears the economic risk of loss with respect to such debt.

         (g) In the event that Net Profits, Net Losses or items thereof are allocated to one or more Partners pursuant to subsections (a), (b), (c), (e) and
(f) above, subsequent Net Profits and Losses will first be allocated (subject to the provisions of subsections (a), (b), (c), (e) and (f)) to the Partners in a manner designed to result in each Partner having a Capital Account balance equal to what it would have been had the original allocation of Net Profits, Net Losses or items thereof pursuant to subsections (a), (b), (c), (e) and (f) not occurred.

         (h) The respective interests of the Partners in the Net Profits and Net Losses or items thereof shall remain as set forth above unless changed by amendment to this Agreement or by an assignment of an interest in the Partnership authorized by the terms of this Agreement. Except as otherwise provided herein or as required by Code Section 704, for tax purposes, all items of income, gain, loss, deduction or credit shall be allocated to the Partners in the same manner as are Net Profits and Net Losses; provided, however, that if the Carrying Value of any property of the Partnership differs from its adjusted basis for tax purposes, then items of income, gain, loss, deduction or credit related to such property for tax purposes shall be allocated among the Partners so as to take account of the variation between the adjusted basis of the property for tax purposes and its Carrying Value in the manner provided for under Code Section 704(c), under such method or methods as may be selected by the General Partner.

         (i) Notwithstanding the provisions of Section 6.01(a) above, if the General Partner receives any distribution of cash or other Partnership Assets pursuant to Section 6.03(c), the General Partner shall be allocated gross income in an amount equal to such distribution.

         6.03 Distributions.

         (a) From time to time, the General Partner may determine in its sole discretion the amount of cash or other Partnership Assets that is distributable by the Partnership, declare the amount of any such distribution and specify a Record Date for determining the Partners entitled to receive the distribution of such amount. Any distributions to Partners shall be made pro rata in accordance with the Partners' respective Percentage Interests.

         (b) The General Partner may, in its sole discretion, distribute cash from Reserves or from borrowings incurred by the Partnership for the purpose of making distributions.

         (c) In the event that all or any portion of the management fee payable to the General Partner pursuant to Section 7.16(c) hereof is determined to be a non-deductible partnership distribution, such fee paid to the General Partner shall be treated under this Agreement as a special distribution, notwithstanding the provisions of Section 6.04(a), and income shall be allocated to the General Partner pursuant to Section 6.02(i).

         (d) The General Partner may withhold taxes from distributions to any Partner to the extent permitted by Section 8.09 below. For purposes of this Agreement, any amount of taxes required to be withheld by the Partnership with respect to any amount distributable by the Partnership to any Partner shall be deemed to be a distribution or payment to such Partner and shall reduce the amount otherwise distributable to such Partner pursuant to this Agreement.

         6.04 Allocations and Distributions With Respect to Interests Transferred or Upon Admittance.

         (a) In the event that during any Fiscal Year a Partner acquires an interest in the Partnership either by transfer from another Partner or by acquisition from the Partnership, an equal portion of the Net Profits or Net Losses from operations of the Partnership for such Fiscal Year shall be allocated to each day of such year, and divided between the transferor and the transferee based upon the number of days during such Fiscal Year for which each party was the Record Holder of the Unit transferred, determined in accordance with the provisions of Section 6.04(b) below.

         (b) RESERVED.

         (c) Notwithstanding the provisions of Section 6.04(a) and (b) above, the gain or loss arising from a sale or other disposition of all or substantially all of the Partnership Assets or a sale or other disposition not in the ordinary course of business, as determined by the General Partner, of a substantial asset of the Partnership shall be allocated to the Record Holder of a Unit on the date of such sale or other disposition.

         (d) Notwithstanding the provisions of Section 6.04(a), (b) and (c) above, the Partnership will terminate within the meaning of Section 708(b)(l)(B) of the Code upon the Effective Date, whereupon the Partnership's taxable year will terminate, its Net Profits and Net Losses will be determined using a "closing of the books" method and such Net Profits and Net Losses will be allocated 1% to the General Partner and 99% to the Original Limited Partner.


         (e) Distributions of cash or property in respect of a Unit shall be made only to the Partner who, according to the books and records of the Partnership, is the Record Holder of such Unit in respect of which such distribution is made on the Record Date for such distribution. The Record Date for any distribution shall be determined by the General Partner, in its sole discretion, but shall generally be the last day of a Fiscal Year. Notwithstanding the foregoing, any distribution of net proceeds of a sale or other disposition of all or substantially all of the Partnership Assets, or a sale or other disposition not in the ordinary course of business, as determined by the General Partner, of a substantial asset of the Partnership, shall be made to the Record Holder of such Unit on the date of such sale or other disposition.

                                   ARTICLE VII

                                   MANAGEMENT

         7.01 Management and Control of Partnership. Subject to the limitations of Section 7.03, and except as otherwise expressly provided or limited by the provisions of this Agreement, the General Partner shall have the exclusive right and full authority to manage, conduct, control and operate the business and affairs of the Partnership, to make all decisions affecting the business and affairs of the partnership, and to take all such actions as it deems necessary or appropriate to accomplish the purposes of the Partnership as set forth herein. The General Partner shall devote to the management of the business and affairs of the Partnership such time as the General Partner, in its discretion, shall deem to be reasonably required for the operation thereof. Neither the General Partner nor its officers or directors shall be required to devote full time to the business or affairs of the Partnership. Except as otherwise expressly set forth in this Agreement, no Limited Partner, in his capacity as such, shall have any authority, right, or power to bind the Partnership, or to manage, or to participate in the management of, the business and affairs of the Partnership in any manner whatsoever.

         7.02 Powers of General Partners. Except as otherwise expressly provided in this Agreement, the General Partner shall have the right, power and authority, in the management of the business and affairs of the Partnership, to do or cause to be done any and all acts, at the expense of the Partnership, deemed by the General Partner to be necessary or appropriate to effectuate the business, purposes and objectives of the Partnership, and specifically to exercise all of the powers contained in Section 3.02 and to effectuate the purposes specified in Section 3.01. The power and authority of the General Partner pursuant to this Agreement shall be liberally construed to encompass the General Partner's undertaking, on behalf of the Partnership, all acts and activities in which a limited partnership may engage under the Delaware Act. The power and authority of the General Partner shall include without limitation the power and authority on behalf of the Partnership and at the expense of the Partnership:

                  (a) To cause the Partnership to acquire and own the Partnership Assets and to take all other actions and make all decisions in connection with the acquisition, ownership and operation of all Partnership Assets as the General Partner, in its sole discretion, shall deem necessary or appropriate;

                  (b) To make all operating decisions concerning the business of the Partnership, including without limitation decisions on investments, negotiation and execution of all necessary or desirable agreements in connection therewith and selection of equipment and suppliers; decisions concerning the development, acquisition and operation of any other businesses, including negotiation and execution of any and all agreements in connection therewith; and, in general, all decisions concerning the business and activities to be carried on by the Partnership and the manner of operation of all such business and activities;

                  (c) To cause the Partnership Assets to be maintained and operated in such manner as the General Partner may determine, subject, however, to obligations imposed with respect to such maintenance and operation by any mortgage or security interest encumbering all or any portion of the Partnership Assets, and by lease, rental agreement or other agreement pertaining thereto;

                  (d) To cause the Partnership to acquire, lease, dispose of (subject to any prior approval of Limited Partners which may be required by Section 7.03(b)), mortgage, pledge, encumber, hypothecate or exchange any or all of the Partnership Assets;

                  (e) To use the assets of the Partnership (including without limitation, cash on hand) for any purpose and on any terms it sees fit, including without limitation the financing of Partnership operations, the lending of funds to other Persons, the repayment of obligations of the Partnership, the conduct of additional Partnership operations and the purchase or acquisition of interests in properties or other assets, including, without limitation, such interests in real property as may be acquired in connection with arrangements for the use of facilities in connection with the Partnership's operations or the acquisition of any other assets or interests in property as may be deemed appropriate in its sole discretion in connection with Partnership operations;

                  (f) To negotiate and execute on terms deemed desirable in its sole discretion, and to cause the Partnership to perform, any contracts, conveyances or other instruments that it considers useful or necessary to the conduct of Partnership operations or the implementation of its powers under this Agreement;

                  (g) To select, hire and dismiss, and to cause the Partnership to select, hire and dismiss, employees and outside attorneys, accountants, consultants and contractors and to determine compensation and other terms of employment or hiring;

                  (h) To form any further limited or general partnerships, joint ventures, corporations or other entities or relationships that it deems desirable, and contribute to such partnerships, ventures, corporations or other entities any or all of the assets and properties of the Partnership;

                  (i) To issue additional securities or additional Units or additional classes or series of Units pursuant to the provisions of
         Section 5.04 above, and to purchase, sell or otherwise acquire or dispose of Units or such additional securities, at such time and on such terms as it deems desirable in its sole discretion;

                  (j) To maintain or cause to be maintained records of all rights and interests acquired or disposed of by the Partnership, all correspondence relating to the business of the Partnership and the original records (or copies on such media as the General Partner may deem appropriate) of all statements, bills and other instruments furnished to the Partnership in connection with its business;

                  (k) To maintain records and accounts of all operations and expenditures, make all filings and reports required under applicable rules and regulations of any governmental departments, bureau or agency, and furnish the Partners with all necessary United States federal, state or local income tax reporting information or such information with respect to any other jurisdiction;

                  (1) To purchase and maintain, in its sole discretion and at the expense of the Partnership, liability, indemnity and any other insurance (including without limitation Errors and omissions insurance and insurance to cover the obligations of the Partnership under Section 7.10), sufficient to protect the Partnership, the General Partner, their officers, directors, employees, agents, partners and Affiliates, or any other Person, from those liabilities and hazards which may be insured against in the conduct of the business and in the management of the business and affairs of the Partnership;

                  (m) To make, execute, assign, acknowledge and file on behalf of the Partnership all documents or instruments of any kind which the General Partner may deem necessary or appropriate in carrying out the purposes and business of the Partnership, including without limitation powers of attorney, agreements of indemnification, contracts, deeds, options, loan obligations, mortgages, notes, documents or instruments of any kind or character, and amendments thereto, any of which may contain confessions of judgment against the Partnership. No Person dealing with the General Partner shall be required to determine or inquire into the authority or power of the General Partner to bind the Partnership or to execute, acknowledge or deliver any and all documents in connection therewith;

                  (n) To borrow money and to obtain credit in such amounts, on such terms and conditions, and at such rates of interest and upon such other terms and conditions as the General Partner deems appropriate, from banks, other lending institutions or any other Person, including the Partners, for any purpose of the Partnership, including without limitation to obtain cash for distribution to Partners, and to pledge, assign or otherwise encumber or alienate all or any portion of the Partnership Assets, including any income therefrom, to secure or provide for the repayment thereof. As between any lender and the Partnership, it shall be conclusively presumed that the proceeds of such loans are to be and will be used for the purposes authorized herein and that the General Partner has the full power and authority to borrow such money and to obtain such credit;

                  (o) To assume obligations, enter into contracts, including contracts of guaranty or suretyship, incur liabilities, lend money and otherwise use the credit of the Partnership, and to secure any of the obligations, contracts, or liabilities of the Partnership by mortgage, pledge or other encumbrance of all or any part of the property and income of the Partnership;

                  (p) To invest funds of the Partnership in interest-bearing and non-interest-bearing accounts and other investments including without limitation obligations of federal, state and local governments and their agencies, mutual funds (including money market funds), mortgage-backed securities, commercial paper, repurchase agreements, time deposits, certificates of deposit of commercial banks, savings banks or savings and loan associations and equity or debt securities of any type, provided that the General Partner shall not invest Partnership funds in such a manner that the Partnership will be considered to be holding itself out as being engaged primarily in the business of investing, reinvesting or trading in securities or will otherwise be deemed to be an investment company under the Investment Company Act of 1940;

                  (q) To make any election on behalf of the Partnership as is or may be permitted under the Code or under the taxing statutes or rules of any state, local, foreign or other jurisdiction, and to supervise the preparation and filing of all tax and information returns which the Partnership may be required to file;

                  (r) To employ and engage, and to cause the Partnership to employ and engage, suitable agents, employees, advisers, consultants and counsel (including any custodian, investment adviser, accountant, attorney, corporate fiduciary, bank or other reputable financial institution, or any other agents, employees or Persons who may serve in such capacity for the General Partner or any Affiliate of the General Partner) to carry out any activities which the General Partner is authorized or required to carry out or conduct under this Agreement, including without limitation a Person who may be engaged to undertake some or all of the general management, financial accounting and record keeping or other duties of the General Partner, to indemnify such Persons on behalf of the Partnership against liabilities incurred by them in acting in such capacities and to rely on the advice given by such Persons, it being agreed and understood that the General Partner shall not be responsible for any acts or omissions of any such Persons and shall assume no obligations in connection therewith other than the obligation to use due care in the selection thereof;

                  (s) To pay, extend, renew, modify, adjust, submit to arbitration, prosecute, defend, or compromise, upon such terms as it may determine and upon such evidence as it may deem sufficient, any obligation, suit, liability, cause of action or claim, including taxes, either in favor of or against the Partnership, and to compromise the obligation of a Partner to make a contribution to the capital of the Partnership or to return to the Partnership money or other property paid or distributed to Partner in violation of the Delaware Act;

                  (t) To register, qualify, list or report, or cause to be registered, qualified, listed or reported, the Units issued hereunder pursuant to the Securities Act, the Exchange Act, any other securities laws of the United States, the securities laws of any state of the United States, or the laws of any other jurisdiction, as the General Partner deems appropriate, or take such action as the General Partner deems appropriate to cause the Units to cease to be subject such registration, qualification, listing or reporting requirements;

                  (u) To qualify the Partnership to do business in any state, territory, dependency or foreign country;

                  (v) To distribute cash or Partnership Assets to Partners in accordance with Article VI;

                  (w) To elect, appoint, engage or employ officers of the Partnership, such officers to have such powers and duties, to serve such terms and to have such authority to bind the Partnership, as the General Partner shall determine in its sole discretion;

                  (x) To take such action with respect to the manner in which the Units are being or may be transferred or traded as the General Partner deems necessary or appropriate (including any and all actions that the General Partner, in its sole and absolute discretion, deems necessary or appropriate to prevent the treatment of the Partnership as an association taxable as a corporation for federal income tax purposes);

                  (y) To adopt and use one or more seals (but a seal shall not be required for the execution of any instruments, obligations or other documents by the Partnership);

                  (z) To possess and exercise any additional rights and powers of a general partner under the partnership laws of Delaware (including without limitation the Delaware Act) and any other applicable laws, to the extent not inconsistent with this Agreement;

                  (aa) To exercise in full all of the powers of the Partnership as set forth in Section 3.02 and to do any and all acts and conduct all proceedings and execute all rights and privileges, contracts and agreements of any kind whatsoever, although not specifically mentioned in this Agreement, that the General Partner in its sole discretion may deem necessary or appropriate to the conduct of the business and affairs of the Partnership or to carry out the purposes of the Partnership. The expression of any power or authority of the General Partner in this Agreement shall not in any way limit or exclude any other power or authority which is not specifically or expressly set forth in this Agreement; and

                  (bb) In general, to exercise any of the foregoing powers and such other powers that the General Partner in its sole discretion may deem necessary or appropriate to the conduct of any other business or activities which the Partnership is or may in the future be engaged in pursuant to Article III of this Agreement.

Without limitation of the other powers set forth herein, the General Partner is expressly authorized for, in the name of, and on behalf of the Partnership, to execute, deliver and perform the Reorganization Agreement; the Agreement and Undertaking, dated as of June 30, 1998, in favor of the National Basketball Association, the member teams of the NBA, NBA Properties, Inc., the NBA Market Extension Partnership, NBA Development, LLC, Planet Insurance, Ltd., WNBA, LLC, WNBA Enterprises LLC, any other entity formed generally by the NBA Teams after the date of the Agreement and Undertaking and any subsidiary or affiliate of any of the foregoing; the Management Services Agreement, dated as of June 30, 1998, by and between Boston Celtics Limited Partnership II, Celtics Basketball, L.P., the Partnership, Boston Celtics Limited Partnership, Celtics Limited Partnership, Celtics Pride, G.P., Celtics Basketball Holdings, Celtics Capital Corporation and BCCLP Holding Corporation; and the other agreements, acts, transactions and matters described in or contemplated by this Agreement, the Reorganization Agreement or the Registration Statement, on behalf of the Partnership without further act, approval or vote of the Partners or the Partnership, notwithstanding any other provision of this Agreement, and each of the Partners and each other Person who may acquire an interest in Units and/or Partnership Interests hereby approves, ratifies and confirms the execution by the General Partner of any of the foregoing agreements and the taking of any of the foregoing actions. The participation by the General Partner in any agreement or arrangement authorized or permitted under this Agreement shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership, or the Limited Partners under this Agreement or under the applicable law.

         7.03 Restrictions on Authority of General Partner.

         (a) Notwithstanding any other provision of this Agreement, the General Partner shall have no authority to take any action on any matter with respect to which a Majority Vote of the Limited Partners or a Super-Majority Vote of the Limited Partners is specifically required under this Agreement without such vote approving such action having occurred.

         (b) Notwithstanding any other provision of this Agreement, the General Partner shall not, unless such action is proposed, recommended or approved by the General Partner and approved by a Majority Vote of the Limited Partners, or such action is approved by a Super-Majority Vote of the Limited Partners, cause the Partnership to:

             (i) merge or consolidate with any other partnership or other entity, unless the Partnership is the surviving entity; or

             (ii) sell all or substantially all of the Partnership Assets; provided that such approval need not be based upon an actual sale transaction if (A) approval is sought for an all cash sale at a specified minimum price and (B) an all cash sale (including a sale in which payment of all or part of the purchase price consists of the assumption of, or taking subject to, Partnership indebtedness) for at least the specified minimum price is consummated within one hundred eighty (180) days following such approval; further provided, that such approval shall not be required for the contribution or assignment of Partnership Assets to a partnership in which the Partnership holds at least a majority general or limited partnership interest; and further provided, that no such approval shall be required with respect to such a sale in connection with the liquidation of the Partnership pursuant to Section 13.05.

         (c) Nothing in this Section 7.03 or elsewhere in this Agreement shall be construed to restrict the ability of the General Partner or a stockholder of the General Partner to issue, sell or transfer securities or ownership of the General Partner.

         7.04 Title to Partnership Assets. All Partnership Assets, whether real, personal or mixed, or tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership Assets or any portion thereof. Title to any or all of the Partnership Assets may be held in the name of the Partnership, of the General Partner or of one or more nominees, as the General Partner may determine. All Partnership Assets shall be recorded as the property of the Partnership on its books and records, regardless of the name in which legal title to such Partnership Assets is held.

         7.05 Reserves. The General Partner shall have the right to cause the Partnership to set up such reserves, including working capital, capital expenditure and other reserves ("Reserves") and to set aside therein such funds as the General Partner, in its sole discretion, shall determine to be reasonable in connection with the operation and future needs of the business of the Partnership. Any funds set aside for such Reserves shall not be available for current distribution under Article VI; provided that some or all of such funds may subsequently be made available for distribution pursuant to Article VI should the General Partner, in its sole discretion, so elect.

         7.06 Other Business Activities of Partners. Any Partner or Affiliate may have other business interests or may engage in other business ventures of any nature or description whatsoever, whether presently existing or hereafter created and including businesses which are competitive with the business of the Partnership. No Partner or Affiliate thereof shall incur any liability to the Partnership as the result of such Partner's or Affiliate's pursuit of such other business interests and ventures and competitive activity, and neither the Partnership nor any of the other Partners shall have any right to participate in such other business interests or ventures or to receive or share in any income or profits derived therefrom. Neither the General Partner nor any of its Affiliates shall be obligated to present any particular investment opportunity to the Partnership even if such opportunity is of a character which, if presented to the Partnership, could be taken by the Partnership, and each of such Persons shall have the right to take for its own account or to recommend to others any such particular investment opportunity.

         7.07 Transactions with General Partners or Affiliates; Resolution of Conflicts of Interest. (a) In addition to transactions specifically contemplated by the terms and provisions of this Agreement, the Partnership is expressly permitted to enter into other transactions with any General Partner or any Affiliates thereof or of the Partnership, provided that the terms of any such transaction must not be less favorable to the Partnership than the terms which would generally be obtained in a comparable transaction between unrelated parties.

         (b) Unless otherwise expressly provided in this Agreement, whenever a potential conflict of interest exists or arises between the General Partner or any of its Affiliates, on the one hand, and the Partnership, any Limited Partner or any Person who may acquire an interest in Units and/or Partnership Interests, on the other hand, the General Partner shall resolve such conflict of interest and any such resolution or course of action in respect of such conflict of interest shall be permitted and deemed approved, ratified and confirmed by all Limited Partners and other Persons who may acquire interests in Units and/or Partnership Interests, and shall not constitute a breach of this Agreement, of any other agreement contemplated herein, or of any duty stated or implied by law or equity, if the resolution or course of action is or (by operation of this Agreement) is deemed to be fair and reasonable to the Partnership. In the absence of bad faith by the General Partner, any conflict of interest and any resolution of such conflict of interest shall conclusively be deemed fair and reasonable to the Partnership and shall not constitute a breach of this Agreement, of any other agreement contemplated herein or therein, or of any duty stated or implied by law or equity, and is hereby approved, ratified and confirmed by all Limited Partners and other Persons who may acquire interests in Units and/or Partnership Interests. The General Partner shall be authorized in connection with its resolution of any conflict of interest to consider (i) the relative interests of any party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interest; (ii) any customary or accepted industry practices;
(iii) any applicable generally accepted accounting practices or principles; and
(iv) such additional factors as the General Partner deems relevant, reasonable or appropriate under the circumstances. However, nothing contained in this Agreement shall require the General Partner to consider the interests of any Person other than the Partnership.

         (c) Without limitation of subsection (b) above, and notwithstanding anything to the contrary contained in this Agreement, any conflicts of interest of Persons described in the Registration Statement or relating to the Reorganization are approved, ratified, confirmed and waived by all Limited Partners and other Persons who may acquire interests in Units and/or Partnership Interests.

         7.08 Agreements of General Partner. In addition to its other duties and obligations, the General Partner further agrees that except as specifically set forth in Section 12.01 hereof, the General Partner shall not withdraw voluntarily from the Partnership or otherwise cease to be a General Partner of the Partnership except in connection with the dissolution and liquidation of the Partnership following the sale of all or substantially all of the Partnership Assets.

         7.09 Liability of General Partners to Partnership and Limited Partners.
(a) None of the General Partners, their Affiliates, or any officers, directors, employees and agents of the General Partners or their Affiliates shall be liable, responsible or accountable in damages or otherwise to the Partnership or any of the Limited Partners for any act or omission performed or omitted by any General Partner or such other Person in good faith and in a manner reasonably believed by it to be within the scope of the authority granted to it by this Agreement and in the best interests of the Partnership, provided that such act or omission did not constitute actual fraud, gross negligence or willful misconduct.

         (b) The General Partner may exercise any of powers granted to it by this Agreement and perform any of the duties imposed on it hereunder either directly or through its agents, and the General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner in good faith.

         (c) Whenever this Agreement or any other agreement contemplated hereby provides that the General Partner, any of its Affiliates or any Indemnitee is permitted or required to make a decision (i) in its "discretion" or under a grant of similar authority or latitude, the General Partner or such Affiliate shall be entitled to consider such interests and factors as it desires and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Partnership, or any Unitholder, or (ii) in its "good faith" or under another express standard, the General Partner, such Affiliate or any Indemnitee shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement, any other agreement contemplated hereby or applicable law.

         (d) Whenever a particular transaction, arrangement or resolution of a conflict of interest is required under this Agreement to be "fair and reasonable" to any Person, the fairness and reasonableness of such transaction, arrangement or resolution shall be considered in the whole in the context of all similar or related transactions and in the context of all transactions, relationships and arrangements between or among the relevant Persons or their respective Affiliates.

         (e) To the extent that, at law or in equity, an Indemnitee has duties (including fiduciary duties) and liabilities relating thereto to the Partnership, the Partners or to any other Indemnitee, any Indemnitee acting under this Agreement or otherwise shall not be liable to the Partnership, any Partner or to any other Indemnitee for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of an Indemnitee otherwise existing at law or in equity, are agreed by the Partners to replace such other duties and liabilities of such Indemnitee.

         7.10 Indemnification of General Partners and Affiliates.

         (a) The Partnership shall indemnify and save harmless each General Partner, its Affiliates, and all officers, directors, employees and agents of each General Partner or its Affiliates (each an "Indemnitee") against any loss, liability or damage incurred by such Indemnitee as a result of or in connection with the actions of the General Partner in connection with the Partnership's activities, provided that the activities of the General Partner did not constitute actual fraud, gross negligence or willful misconduct and that the General Partner acted in good faith and reasonably believed that it acted within the scope of the authority granted to it by this Agreement and in the best interests of the Partnership.

         (b) The Partnership may purchase and maintain insurance, at the Partnership's expense, on behalf of the General Partners and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expense that may be incurred by such Person in connection with the Reorganization, the activities of the Partnership and/or the General Partner's acts or omissions as General Partner of the Partnership, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

         (c) Subject to the provisions of Section 7.11, to the fullest extent permitted by law, expenses (including legal fees incurred by an Indemnitee in defending any claim, demand, action, suit or proceeding subject to this Section
7.10 shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding on receipt by the Partnership of an undertaking by or on behalf of the Indemnitee to repay such if it shall be determined that such Person is not entitled to be indemnified as authorized hereunder.

         (d) The advancement of expenses and indemnification provided by this
Section 7.10 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the Unitholders, as a matter of law or otherwise, both as to an action in the Indemnitee's capacity as
(i) the General Partner, a Departing Partner or an Affiliate thereof, (ii) an officer, director, employee, partner, agent or trustee of the General Partner, any Departing Partner or an Affiliate thereof, or (iii) a Person serving at the request of the Partnership in another entity in a similar capacity, shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of such Indemnitee.

         (e) Any indemnification hereunder shall be satisfied solely out of any insurance obtained pursuant to Section 7.10(b) or the assets of the Partnership. In no event may an Indemnitee subject the General Partner, the Limited Partners or assignees or Affiliates of any of them to personal liability by reason of indemnification hereunder.

         (f) An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.10 because the Indemnitee had an interest in the transaction with respect to which the indemnification applied if the transaction were otherwise permitted by the terms of this Agreement.

         (g) The indemnification provided in this Section 7.10 is for the benefit of the Indemnitees and their respective heirs, successors, assigns and administrators and shall not be deemed to create any right to indemnification for the benefit of any other Person.

         (h) Notwithstanding any other provision of this Agreement, the indemnification provisions hereof shall not be amended to limit the right of any Person to indemnification for actions, or for failures to act, occurring prior to the amendment.

         7.11 Indemnification Procedures. (a) Notwithstanding anything to the contrary in Section 7.10, as a condition to the receipt of any indemnification pursuant to such Section, promptly following the Indemnitee's receipt of any notice of the commencement of, or threatened commencement of, any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative (each a "Proceeding") with respect to which the Indemnitee may be entitled to indemnification under Section 7.10, the Indemnitee shall notify the Partnership in writing of such Proceeding or threatened Proceeding.

         (b) The Partnership shall be entitled (but shall not be obligated) to assume the defense of any such Proceeding, with counsel reasonably acceptable to the Indemnitee, upon delivery to the Indemnitee of written notice (a "Defense Notice") of the Partnership's election to do so. In the event that the Partnership so elects to assume the defense of a Proceeding, the Partnership will not be liable to the Indemnitee for any attorney's fees or expenses incurred by the Indemnitee with respect to the defense of such Proceeding after the date of the Indemnitee's receipt of the Partnership's Defense Notice, provided that:

             (i) The Indemnitee shall continue to have the right to employ counsel in any such Proceeding at the Indemnitee's own expense; and

             (ii) If (A) the employment of counsel by the Indemnitee has previously been authorized in writing by the Partnership, or (B) the Partnership shall have reasonably concluded, and shall have advised the Indemnitee in writing, that there may be a conflict of interest between the Partnership and the Indemnitee in the conduct of such defense, or
         (C) the Partnership shall not, in fact, have employed counsel to assume the defense of such Proceeding, then the fees and expenses of the Indemnitee's counsel shall be paid by the Partnership in accordance with Section 7.10(c).

         (c) The Partnership may, without the consent of the Indemnitee, settle any claim in any Proceeding for which it is obligated to provide indemnity under
Section 7.10, and, as a condition to the Indemnitee's receipt of such indemnification, the Indemnitee shall take all such actions required to cooperate in effecting such settlement; provided, however, the Partnership shall not settle any claim in any manner that would impose any penalty or limitation on the Indemnitee without the Indemnitee's written consent (which may not be unreasonably withheld or delayed).

         7.12 No Management or Control by Limited Partners. No Limited Partner, in his capacity as such, shall take part in the management, operation or control of the business or affairs of the Partnership. The Limited Partners shall not have any right, power or authority to transact any business in the name of the Partnership or to act for or on behalf of or to bind the Partnership. The Limited Partners shall have no rights other than those specifically provided herein or granted by law where consistent with a valid provision hereof. The Limited Partners shall not be deemed to be participating in the control of the business of the Partnership within the meaning of the Delaware Act by virtue of their possessing or exercising any rights as set forth in this Agreement or the Delaware Act.

         7.13 Other Matters Concerning the General Partner.

         (a) The General Partner and each Indemnitee may rely on and shall be protected in acting or refraining from acting on any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties. None of such Persons shall be liable to the Partnership, any other Partner or any other Indemnitee for, and each such Person shall be protected in, acting, or refraining from acting, in good faith reliance on the provisions of this Agreement, and the good faith exercise of any of the powers or rights granted to any of them by this Agreement and the delegation of power and authority required by this Agreement, shall not constitute a breach of fiduciary duty to any Partner.

         (b) The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it and any opinion of any such Person as to matters that the General Partner reasonably believes to be within such Person's professional or expert competence (including without limitation any opinion of legal counsel to the effect that the Partnership would "more likely than not" prevail with respect to any matter) shall be full and complete authorization and protection in respect to any action taken, suffered or omitted by the General Partner hereunder in good faith and in accordance with such opinion.

         (c) The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through a duly appointed attorney or attorneys-in-fact. Each such attorney or attorney-in-fact shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty which is, permitted or required to be done by the General Partner hereunder. Each such appointment shall be evidenced by a duly executed power of attorney giving and granting to each such attorney or attorney-in-fact, to the extent provided by the General Partner, full power and authority to do and perform all and every act and thing requisite and necessary to be done by the General Partner in connection with the Partnership.

         (d) Any Person dealing with the Partnership or the General Partner may rely upon a certificate signed by the General Partner as to: (i) the identity of any Partner hereof; (ii) the existence or non-existence of any fact or facts which constitute a condition precedent to acts by a General Partner or which are in any other manner germane to the affairs of the Partnership; (iii) the Persons who are authorized to execute and deliver any instrument or document of or on behalf of the Partnership; or (iv) any act or failure to act by the Partnership or as to any other matter whatsoever involving the Partnership or any Partner.

         (e) Notwithstanding any other provisions of this Agreement to the contrary, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority to encumber, sell or otherwise use, in any manner, any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if it were the Partnership's sole party in interest, both legally and beneficially. Each Partner (other than the General Partner) and other Person who may acquire an interest in Units and/or Partnership Interests or other securities issued by the Partnership hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or the General Partner's representative with respect to any business or property of the Partnership be obligated to ascertain that the terms of this Agreement have been complied with, or be obligated to inquire into the necessity or expedience of any act or action of the General Partner or the General Partner's representative. Each and every contract, agreement, deed, mortgage, security agreement, promissory note or other instrument or document executed by the General Partner or the General Partner's representative with respect to any business or property of the Partnership shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery thereof this Agreement was in full force and effect, (ii) such instrument or document was duly executed in accordance with the terms and provisions of this Agreement and is binding upon the Partnership, and (iii) the General Partner or the General Partner's representative was duly authorized and empowered to execute and deliver any and every such instrument or document for and on behalf of the Partnership.

         7.14 Loans to or from the General Partner.

         (a) The General Partner and any of its Affiliates may, but are not obligated to, lend to the Partnership funds needed by the Partnership for such periods of time as the General Partner may determine; provided, however, that in no event shall such indebtedness be on terms and conditions less favorable to the Partnership than the Partnership could obtain from unaffiliated third parties or banks for the same purpose (without reference to the General Partner's financial abilities or guarantees).

         (b) The Partnership shall be authorized to lend funds to any General Partner or any of its Affiliates for such periods of time as the Partnership may determine; provided, however, that in no event shall such indebtedness be on terms and conditions less favorable to the Partnership than the Partnership could obtain with respect to loans to unaffiliated third parties having like credit standing.

         7.15 Purchase or Sale of Units. The General Partner may cause the Partnership to purchase or otherwise acquire (or may purchase or otherwise acquire on behalf of the Partnership) Units or Partnership Interests (or other securities issued by the Partnership) and, following any such purchase or acquisition, may sell or otherwise dispose of such Units, Partnership Interests or other securities. As long as such Units, Partnership Interests or securities are held by the Partnership, such Units, Partnership Interests or other securities shall not be considered outstanding for any purpose. The General Partner and its Affiliates may also purchase or otherwise acquire and sell or otherwise dispose of Units, Partnership Interests or other securities for their own accounts.

         7.16 Partnership Expenses; Fees to General Partner.

         (a) All of the Partnership's expenses shall be billed directly to and paid by the Partnership. The Partnership shall pay the following costs and expenses: (i) all costs of personnel employed full- or part-time by the Partnership, (ii) all costs of borrowed money, taxes and assessments on the property of the Partnership and other taxes applicable to the Partnership, (iii) legal, audit, accounting, brokerage and appraisal fees, (iv) printing, engraving and other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and recording of documents evidencing ownership of Units or other interests in the Partnership or in connection with the business of the Partnership, (v) fees paid to escrow agents for services provided in connection with the sale of Units, (vi) fees and expenses paid to mortgage bankers, brokers and servicers, real estate brokers and insurance brokers (vii) costs and expenses in connection with the acquisition, sale or other disposition, rehabilitation, replacement, alteration, repair, remodeling, refurbishment, leasing, financing, refinancing, operation and maintenance of the Partnership Assets, (viii) the cost of insurance in connection with the business of the Partnership and the ownership of the Partnership Assets, (ix) expenses of organizing, revising, amending, converting, modifying or terminating the Partnership, (x) the costs and expenses incurred in qualifying the Partnership to do business in any jurisdiction, including fees and expenses of any resident agent appointed by the Partnership,
(xi) any cost of preparing and disseminating to Limited Partners the reports described in Section 8.04 and the cost of preparing and filing reports and tax returns with governmental agencies, (xii) expenses in connection with distributions made by the Partnership, and communications and bookkeeping and clerical work necessary in maintaining relations with the Limited Partners, including the costs of printing and mailing to such Persons evidences of ownership of Units and reports of meetings of the Partnership, and of preparation of proxy and information statements and solicitations of proxies and consents in connection therewith, (xiii) the costs incurred in connection with any Proceeding in which the Partnership is involved, (xiv) accounting, computer, statistical or bookkeeping costs necessary for the maintenance of the books and records of the Partnership and (xv) amounts payable to the General Partner as reimbursements in accordance with Section 7.16(b) hereof.

         (b) The Partnership will reimburse the shareholders of the General Partner for out-of-pocket expenses incurred by them acting in their capacities as officers or directors of the General Partner or the Partnership, but will not otherwise compensate the shareholders of the General Partner. Individuals who are not shareholders of the General Partner who perform services for both the Partnership and the General Partner may be compensated by the Partnership for their services and may also receive reimbursements for out-of-pocket expenses.

         (c) The Partnership shall be authorized to pay to the General Partner a management fee.

                                  ARTICLE VIII

      BANK ACCOUNTS; BOOKS AND RECORDS; FISCAL YEAR STATEMENTS; TAX MATTERS

         8.01 Bank Accounts. The bank accounts of the Partnership shall be maintained in such banking institutions as the General Partner shall determine. All deposits and other funds not needed in the operation of the business may be invested in United States government securities, securities issued or fully guaranteed by United States government agencies, certificates of deposit and time or demand deposits in commercial banks having a net worth of at least $25,000,000, prime commercial paper and public investment companies registered with the Commission whose assets exceed $50,000,000 and are invested in the foregoing types of investments. The General Partner shall have fiduciary responsibility for the safekeeping and use of the funds of the Partnership, whether or not in the possession and control of the General Partner, and the General Partner shall not employ nor permit any other Person to employ such funds except in accordance with the terms of this Agreement. All withdrawals from or charges against such accounts shall be made by the officers, employees or agents of the Partnership. The funds of the Partnership shall not be commingled with the funds of any other Person.

         8.02 Books and Records.

         (a) The General Partner shall keep, or cause to be kept, accurate, full and complete books and accounts with respect to the Partnership, showing assets, liabilities, income, operations, transactions and the financial condition of the Partnership. The General Partner shall also keep, or cause to be kept, and updated quarterly, an alphabetical list of the names and addresses of the Limited Partners including the number of Units held by each of them. Such books and accounts shall be prepared and maintained on the accrual or cash basis of accounting as determined from time to time by the General Partner in its sole discretion. The General Partner shall maintain and preserve all Partnership books and records for such period as the General Partner, in its sole discretion, shall determine to be necessary or appropriate subject to any requirements of state or federal law.

         (b) The books, accounts and records of the Partnership shall be maintained at all times in the Partnership's principal office or, at the option of the General Partner, at the principal place of business of the General Partner. Each Limited Partner shall have the right, at reasonable times and at such Limited Partner's own expense, but only upon twenty (20) days' prior written notice to the General Partner in accordance with Section 16.01, and only for a purpose reasonably related to the interests of such Person as a Limited Partner, (i) to inspect and copy books and records of the Partnership reasonably requested by the Limited Partner, (ii) to have a current list of the name and last known business, residence or mailing address of each Partner, and (iii) to have a copy of this Agreement, the Certificate of Limited Partnership and all amendments thereto or restatements thereof.

         (c) Anything in this Section 8.02 to the contrary notwithstanding, the General Partner, in its sole discretion, may refuse any Limited Partner access to any information, records, documents or data that the General Partner determines to be confidential or the disclosure of which the General Partner in good faith believes is not in the best interest of the Partnership or could damage the Partnership or its business.

         8.03 Fiscal Year. The Fiscal Year of the Partnership for financial and federal, state and local income tax purposes shall end on December 31 of each year. The General Partner shall have authority to change the beginning and ending dates of the Fiscal Year if the General Partner, in its sole discretion, subject to any required approval by the Internal Revenue Service, shall determine such change to be necessary or appropriate to the business of the Partnership, and shall give written notice of any such change to the Limited Partners in the next regular mailing of the Partnership.

         8.04 Financial Statements and Information.

         (a) All financial statements shall be prepared on the same basis as determined by the General Partner under Section 8.02, for each Fiscal Year of the Partnership during the term of this Agreement.

         (b) For so long as the Partnership is required to file periodic reports containing financial and other information with the Commission, the General Partner will furnish to any Record Holder of a Unit, upon request of such Record Holder, copies of such reports in the form filed with the Commission. The General Partner shall provide to Record Holders of Units such additional reports and information concerning the business and affairs of the Partnership as the General Partner, in its sole discretion, may deem necessary or appropriate, or as required by law.

         (c) The General Partner shall provide any of the reports or other information referred to in this Section 8.04 to such federal, state or local governments, governmental agencies or other regulatory entities as the General Partner, in its sole discretion, may deem necessary or appropriate.

         8.05 Accounting Decisions. All decisions as to accounting matters, except as specifically provided to the contrary herein, shall be made by the General Partner.

         8.06 Preparation of Tax Returns. The General Partner, at the expense of the Partnership, shall arrange for the preparation and timely filing of all tax and information returns of the Partnership showing all income, gains, deductions and losses necessary for federal and state income tax purposes, and shall furnish to the Limited Partners within seventy-five (75) days after the close of each Fiscal Year the tax information reasonably required for federal and state income tax reporting purposes. The classification, realization and recognition of income, gains, losses, deductions and other items of the Partnership shall be on the accrual or cash method of accounting for federal income tax purposes, as determined from time to time by the General Partner in its sole discretion.

         8.07 Tax Elections. Except as otherwise specifically provided herein, the General Partner shall, in its sole discretion, determine whether to make any available election including without limitation the elections provided for in Sections 48(q)(4), 168 and 754 of the Code on behalf of the Partnership.

         8.08 Tax Controversies. Subject to the provisions hereof, the General Partner is designated as the "tax matters partner" (as defined in Section 6231(a)(7) of the Code) of the Partnership and is authorized to represent the Partnership (at the expense of the Partnership) in connection with all examinations of the affairs of the Partnership by any federal, state or local tax authorities, including any resulting administrative and judicial proceedings, and to make expenditures of Partnership funds for professional services and costs associated therewith.

         8.09 Withholding Requirements.

         (a) The General Partner may assume that any Limited Partner who fails to provide to the General Partner satisfactory evidence of its tax status for United States federal income tax purposes is a foreign person taxable at the highest rates applicable to any taxpayer.

         (b) Each Limited Partner hereby authorizes the Partnership to withhold from, or pay on behalf of or with respect to, such Limited Partner any amount of Federal, state, local or foreign taxes that the General Partner determines that the Partnership is required by law to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to sections 1441, 1442, 1445, or 1446 of the Code. Any amount so paid on behalf of or with respect to a Limited Partner will constitute a loan by the Partnership to such Limited Partner, which loan will be repaid by such Limited Partner within 15 days after notice from the General Partner that such payment must be made unless (i) the Partnership withholds such payment from a distribution that would otherwise be made to the Limited Partner; or (ii) the

General Partner determines, in its sole and absolute discretion, that such payment may be satisfied out of the available funds of the Partnership that would, but for such payment, be distributed to the Limited Partner. Any amounts withheld pursuant to the foregoing clauses (i) or (ii) will be treated as having been distributed to such Limited Partner. Each Limited Partner hereby unconditionally and irrevocably grants to the Partnership a security interest in such Limited Partner's Partnership Interest to secure such Limited Partner's obligation to pay to the Partnership any amounts required to be paid pursuant to this Section 8.09. In the event that a Limited Partner fails to pay when due any amounts owed to the Partnership pursuant to this Section 8.09, the General Partner may, in its sole and absolute discretion, elect to make the payment to the Partnership on behalf of such defaulting Limited Partner, and in such event will be deemed to have loaned such amount to such defaulting Limited Partner and will succeed to all rights and remedies of the Partnership as against such defaulting Limited Partner. Without limitation, in such event, the General Partner will have the right to receive distributions that would otherwise be distributable to such defaulting Limited Partner until such time as such loan, together with all interest thereon, has been paid in full, and any such distributions so received by the General Partner will be treated as having been distributed to the defaulting Limited Partner and immediately paid by the defaulting Limited Partner to the General Partner in repayment of such loan. Any amount payable by a Limited Partner hereunder will bear interest at the highest base or prime rate of interest published from time to time by any of Citibank, N.A., Chase Manhattan Bank, and Morgan Guaranty Trust Company of New York, plus four percentage points, but in no event higher than the maximum lawful rate of interest on such obligation, such interest to accrue from the date such amount is due (i.e., 15 days after demand) until such amount is paid in full. Each Limited Partner will take such actions as the Partnership or the General Partner requests in order to perfect or enforce the security interest created hereunder.

                                   ARTICLE IX

                               OWNERSHIP OF UNITS

         9.01 Record Holder.

         (a) The Partnership may, but shall not be required to, issue certificates evidencing ownership of Units. The Partnership shall be entitled to treat each Record Holder as the Limited Partner in fact with respect to any Units, and, accordingly, shall not be required to recognize any equitable or other claim or interest in or with respect to such Units on the part of any other Person, regardless of whether it shall have actual or other notice thereof, except as otherwise required by law or other applicable rule, regulation, guideline or requirement. Neither Units nor any other securities issued by the Partnership pursuant to Section 5.04 hereof may be held in the names of nominees or other "street name" holders.

         (b) If the General Partner causes the Partnership to issue certificates evidencing the ownership of Units, or any class or series of Units, such certificates shall be in such form as the General Partner shall approve and the General Partner shall keep or cause to be kept a register in which, subject to such procedures as the General Partner may adopt, the Partnership will provide for the registration of certificated Units and the registration of transfers of such Units. The General Partner may maintain such register or cause the Partnership to engage registrars and/or transfer agents. The General Partner may adopt procedures in accordance with which the Partnership shall issue new certificates in place of previously issued certificates that have been lost, destroyed or stolen. A Unit evidenced by a certificate shall constitute a security for all purposes of Article 8 of the Uniform Commercial Code promulgated by the National Conference of Commissioners on Uniform State Laws, as in effect in Delaware or any other applicable jurisdiction. Delaware law shall constitute the local law of the Partnership's jurisdiction in its capacity as the issuer of certificated Units.

                                    ARTICLE X

                   TRANSFER OF PARTNERSHIP INTERESTS AND UNITS

         10.01 Transfer.

         (a) The term "transfer," when used in this Article X with respect to Partnership Interests or Units, shall include any sale, assignment, gift, pledge, hypothecation, mortgage, exchange or other disposition thereof.

         (b) No Partnership Interest or Unit shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this
Article X. Any transfer or purported transfer of any Partnership Interest or Unit not made in accordance with this Article X shall be null and void.

         (c) The Partnership will not participate in the establishment of any Market for any interests in the Partnership or in the inclusion of any interests in the Partnership thereon, nor will the Partnership recognize any transfers made on any Market by redeeming the transferor Partner or admitting the transferee as a Partner or otherwise recognizing any rights of the transferee.

         10.02 Transfer of Interest of General Partner.

         (a) Other than as provided in subsections (b) and (c) below, a General Partner may not transfer all or any part of its Partnership Interest as a General Partner or otherwise withdraw from the Partnership or cease to act as a General Partner unless (i) the Partnership receives an Opinion of Counsel that such transfer would not result in the loss of limited liability of any Limited Partner under the Delaware Act or cause the Partnership to be treated as an association taxable as a corporation for federal income tax purposes, and (ii) if such transfer is a transfer of all of the General Partner's Partnership Interest to a non-Affiliate, a Majority Vote of the Limited Partners is obtained consenting to such transfer.

         (b) Neither subsection (a) of this Section 10.02 nor any other provision of this Agreement shall be construed to prevent (and all Partners hereby expressly consent to) (i) the transfer by a General Partner of its Partnership Interest to an Affiliate, or (ii) the transfer by a General Partner of its Partnership Interest upon its merger or consolidation with or into any other entity or the transfer by it of all or substantially all of its assets to another entity, which Affiliate or other entity is controlled by the General Partner or the stockholders of the General Partner, and the assumption of the rights and duties of the General Partner by such Affiliate or such transferee entity, provided that such Affiliate furnishes to the Partnership an Opinion of Counsel that such transfer, merger, consolidation or assumption will not result in a loss of limited liability of any Limited Partner under the Delaware Act or result in the Partnership being treated as an association taxable as a corporation for federal income tax purposes.

         (c) Neither Section 10.02(a) nor any other provision of this Agreement shall be construed to prevent (and all Partners hereby expressly consent to) the assignment by a General Partner of all or any part of its interest in items of Partnership income, gains, losses, deductions, credits, distributions or capital.

         10.03 Transfer of Units.

         (a) In accordance with Section 5.02(b) and the terms of the Reorganization Agreement, on the Effective Date the Original Limited Partner shall transfer its Units to Castle Creek Electing Unitholders. Notwithstanding any other provision of this Agreement, the General Partner shall approve the transfer of all such Units and enter the names of the persons receiving such Units as Limited Partners on the books of the Partnership and such persons, as of the Effective Date, shall constitute Substituted Limited Partners. Each Castle Creek Electing Unitholder, by his acceptance of Units transferred from the Original Limited Partner, will be deemed to have agreed to be bound by all of the terms of this Agreement.

         (b) Except as provided in the foregoing subparagraph (a), no Limited Partner may transfer his Units other than by gift, bequest or intestate succession, in accordance with the provisions of Section 10.03(c) below or in accordance with such other procedures as the General Partner may establish from time to time in its sole discretion. In any event, no Limited Partner may transfer any Units:

             (i) if in the opinion of counsel to the Partnership such transfer (A) would be in violation of any state securities or "blue sky" laws or
(B) would, when added to the total of the Units sold or exchanged within a period of twelve consecutive months prior thereto, result in the termination of the Partnership under Section 708 of the Code;

             (ii) if the General Partner determines in good faith that such transfer might result in the Partnership not being taxed or classified as a partnership under the Code; or

             (iii) if in the opinion of counsel to the Partnership, such transfer would affect the Partnership's existence or qualification as a limited partnership under any applicable state or local law.

Any attempted transfer in contravention of the provisions of this Section 10.03 or Section 10.04(b) shall be void and ineffectual and shall not bind or be recognized by the Partnership.

         (c) A Limited Partner may apply to transfer his Units by submitting to the General Partner, no earlier than November 15 and no later than December 15 of any Fiscal Year, a completed Transfer Application. In considering completed Transfer Applications, the General Partner may, but shall not be required to, give preference to requests from Limited Partners for odd-lot transfers (less than 100 Units), establish ceilings on the numbers of Units which may be transferred in any year, approve the transfer of less than the total number of Units requested to be transferred by any Limited Partner and, in its sole discretion, use other means to apportion its approval of proposed transfers including, but not limited to, a lottery system. All transfers of Units approved by the General Partner under this Section 10.03(c) shall be effective as of January 1 of the Fiscal Year immediately following the Fiscal Year in which the applicable Transfer Application is submitted to the General Partner. Notwithstanding any other provision of this Agreement, the General Partner may, in its sole discretion, accept, consider and approve one or more Transfer Applications and effect one or more transfers of Units at any time.

         (d) Each distribution in respect of a Unit shall be paid by the Partnership, directly or through the Transfer Agent or through any other person or agent, only to the Record Holder of such Unit as of the Record Date set for such distribution, determined in accordance with the provisions of Section 6.03. Such payment shall constitute full payment and satisfaction of the Partnership's liability in respect of such payment, regardless of any claim of any Person who may have an interest in or with respect to such payment by reason of any assignment or otherwise.

         (e) The transfer of a Partnership Interest or Unit shall be subject to any applicable requirements or restrictions of the National Basketball Association applicable to the Partnership. No Partnership Interest or Unit may be transferred or otherwise disposed except in accordance with such requirements or restrictions; any transfer or purported transfer or disposition of any Partnership Interest or Unit not made in accordance with such requirements or restrictions will be null and void.

         (f) Each provision of this Section 10.03 is subject to the terms of
Section 10.01(c) of this Agreement.

         10.04 Transferees and Substituted Limited Partners.

         (a) The death, dissolution, adjudication of incompetence or bankruptcy of a Limited Partner shall not dissolve the Partnership.

         (b) The Partnership need not recognize for any purpose any transfer of all or any fraction of the Units of a Limited Partner unless there shall have been filed with the Partnership a duly executed counterpart of the Transfer Application making such transfer, and such Transfer Application (i) contains a representation of the transferee that such transfer is being made in accordance with all applicable laws and regulations (including investment suitability requirements) and (ii) otherwise is satisfactory in form and substance to the General Partner.

         (c) Any Limited Partner who shall transfer all his Units shall cease to be a Limited Partner of the Partnership. The rights of a transferee of Units who does not become a Substituted Limited Partner shall be limited to receipt of his share of distributions, Net Profits and Net Losses as determined under Article VI and distributions upon liquidation as determined under Section 13.05, and Units held by any such transferee shall be deemed not to be outstanding for purposes of determining the voting or consent rights of Limited Partners hereunder.

         (d) Except as provided in Section 10.03(a) above, a transferee of Units may become a Substituted Limited Partner only if all of the following conditions are first satisfied:

             (i) The General Partner, in its sole discretion, consents in writing to such substitution;

             (ii) The transferee shall have fulfilled the requirements of
         Section 10.03(c) and Section 10.04(b); and

             (iii) The transferee shall have paid all reasonable legal fees and filing costs incurred by the Partnership in connection with his substitution as a Limited Partner.

         (e) The Agreement of Limited Partnership of the Partnership shall be amended on the first day of each Fiscal Year to recognize the admission of Substituted Limited Partners.

         (f) A transferee of Units who does not become a Substituted Limited Partner and who desires to make a further transfer of his Units shall be subject to all the provisions of this Article X to the same extent and in the same manner as a Limited Partner desiring to make a transfer of Units.

         (g) Each provision of this Section 10.04 is subject to the terms of
Section 10.01(c) of this Agreement.

                                   ARTICLE XI

                           ADDITIONAL GENERAL PARTNERS

         11.01 Admission of an Additional or Successor General Partner. At any time, an additional General Partner (or a successor General Partner in the case of the removal of a General Partner pursuant to Section 12.02) may be elected upon the consent of any existing General Partners and a Super-Majority Vote of the Limited Partners and by amending this Agreement and the Certificate of Limited Partnership to add such Person or Persons as a General Partner and to provide for the duties and rights of, and the management of the Partnership by, multiple General Partners. An additional or successor General Partner selected pursuant to the preceding sentence or the transferee of all or any portion of the General Partner's Partnership Interest as a General Partner pursuant to
Section 10.02 shall be admitted to the Partnership as a General Partner (in the place, in whole or in part, of the transferor or former General Partner, if applicable), effective as of the date that an amendment of the Certificate of Limited Partnership, adding the name of such additional or successor General Partner and other required information, is filed pursuant to Section 2.01 (which admission, in the event the successor General Partner is replacing a transferor or former General Partner, shall, and shall be deemed for all purposes to, occur immediately prior to the effective time and date of withdrawal of such transferor or former General Partner), and upon receipt by the transferor or former General Partner, if applicable, and the Partnership of all of the following:

             (a) an Opinion of Counsel to the effect that the admission of such Person as a General Partner would not result in the loss of limited liability of any Limited Partner under the Delaware Act or cause the Partnership to be treated as an association taxable as a corporation for federal income tax purposes;

             (b) the additional or successor General Partner's acceptance of, and agreement to be bound by, all of the terms and provisions of this Agreement, in form and substance satisfactory to the transferor or former General Partner, if applicable;

             (c) evidence of the authority of such additional or successor General Partner to become a General Partner and to be bound by all of the terms and conditions of this Agreement;

             (d) the written agreement of such additional or successor General Partner to continue the business of the Partnership in accordance with the terms and provisions of this Agreement (it being the intent of the parties to this Agreement that any such successor General Partner, together with all then remaining General Partners, shall continue the business of the Partnership without dissolution);

             (e) such other documents or instruments as may be required in order to effect the admission of the additional or successor General Partner as a General Partner under this Agreement; and

             (f) in the case of withdrawal of the General Partner, an Opinion of Counsel that such withdrawal would not jeopardize any material license or authorization issued or assigned to the Partnership.

                                   ARTICLE XII

                    WITHDRAWAL OR REMOVAL OF GENERAL PARTNERS

         12.01 Withdrawal of General Partner. A General Partner may voluntarily withdraw from the Partnership only upon a transfer of all of its Partnership Interests as a General Partner in accordance with the provisions of Section 10.02, such withdrawal to take effect only following the admission of a successor General Partner pursuant to Section 11.01. Upon the transfer of the General Partner's Partnership Interest in accordance with the provisions of
Section 10.02, the transferee shall become the General Partner, unless all of the General Partners remaining after such transfer shall otherwise agree. A General Partner shall have no liability to the Partnership or the Partners on account of any withdrawal made in accordance with the terms of this Section 12.01.

         12.02 Removal of General Partner.

         (a) A General Partner may be removed as General Partner only for "Cause" upon a Super-Majority Vote of the Limited Partners. For purposes of this Subsection 12.02, "Cause" shall be defined as a finding by a United States federal or state court of competent jurisdiction (i) that the General Partner has violated its fiduciary duty to the Partnership or the Limited Partners; (ii) that the General Partner has breached a material provision of this Agreement and such breach has had a material adverse effect upon the Partnership or its assets; or (iii) of actual fraud, gross negligence or willful misconduct by the General Partner in the management of the affairs of the Partnership. In connection with any removal of a General Partner, the Limited Partners shall appoint a successor General Partner pursuant to a Super-Majority Vote of the Limited Partners in accordance with Section 11.01 (provided that no consent of the General Partner to be removed shall be required).

         (b) The Limited Partners shall promptly give the affected General Partner notice of any action taken pursuant to Section 12.02(a) above in the manner set forth in Section 16.01. Such notice shall set forth the date upon which such removal is to become effective, which date shall be the date of admission of a successor General Partner to the Partnership and the notice shall so state and shall further state the proposed date of such admission.

         (c) A General Partner removed as a General Partner pursuant to this
Section 12.02 shall not have any right to participate in the management or control of the Partnership upon the effective date of such removal.

         12.03 Amendment of Agreement and Certificate of Limited Partnership. This Agreement and the Certificate of Limited Partnership shall be amended by the General Partner or General Partners without any further requirement for the vote or approval of any Limited Partners to reflect the withdrawal, removal or succession of a General Partner.

         12.04 Interest of Departing Partner and Successor.

         (a) Upon the removal or withdrawal of a Departing Partner, such Departing Partner's Partnership Interest as a General Partner shall be converted into a number of Units so that the Percentage Interest held by such Departing Partner after removal or withdrawal, but prior to any dilution, if any, of the Partnership Interests held by all Limited Partners (including the Departing Partner) that results from the admission to the Partnership of a successor General Partner, equals its Percentage Interest prior to removal.

         (b) Any successor General Partner elected pursuant to Section 11.01 shall, at the effective date of its admission to the Partnership as a General Partner, make such Capital Contribution as shall be approved by a Majority Vote of the Limited Partners at the time of such election. Thereafter, such successor General Partner shall, notwithstanding any other provision of this Agreement, be entitled to one percent (1%) of all Partnership allocations and distributions.

         (c) If, at the time of the Departing Partner's departure, the Partnership is indebted to the Departing Partner or any Affiliate of the Departing Partner under this Agreement or any other instrument or agreement for funds advanced, properties sold, services rendered, or costs and expenses incurred by the Departing Partner or such Affiliate (including without limitation any amounts advanced pursuant to Section 7.14), the Partnership shall, no later than ten (10) days prior to the effective date of the departure of such Departing Partner or Affiliate, pay to the Departing Partner or such Affiliate the full amount of such indebtedness and all accrued interest thereon. The successor to the Departing Partner shall assume all obligations theretofore incurred by the Departing Partner as General Partner of the Partnership, and the Partnership and such successor shall take all such action as shall be necessary to terminate any guarantees of the

Departing Partner and any of its Affiliates of any obligations of the Partnership. If, for any reason, the creditors of the Partnership shall not consent to such termination of any such guarantees, the successor to the Departing Partner and the Partnership shall be required to indemnify the Departing Partner for any liabilities and expenses incurred by the Departing Partner on account of such guarantees.

                                  ARTICLE XIII

                           DISSOLUTION AND LIQUIDATION

         13.01 No Dissolution. The Partnership shall not be dissolved by the admission of additional Limited Partners or Substituted Limited Partners or by the admission of additional General Partners or successor General Partners in accordance with the terms of this Agreement.

         13.02 Events Causing Dissolution. Subject to the provisions of Section 13.03, the Partnership shall be dissolved and its affairs wound up upon the occurrence of the earliest to occur of the following events:

         (a) the expiration of the term of the Partnership, as provided in
Section 4.01;

         (b) the death, incapacity, dissolution or other withdrawal of a General Partner, but excluding (i) an event referred to in Section 17-402(4) or (5) of the Delaware Act or (ii) the withdrawal of a General Partner where a successor General Partner is admitted pursuant to Section 11.01.

         (c) the "Bankruptcy" (as hereinafter defined) of a General Partner;

         (d) the sale by the Partnership of all or substantially all of the Partnership Assets;

         (e) sixty (60) days after notice to the Limited Partners of the General Partner's election to dissolve the Partnership, provided that a Majority Vote of the Limited Partners has been obtained consenting thereto; or

         (f) except as otherwise expressly provided herein, the occurrence of any other event that, under the Delaware Act, would cause the dissolution of the Partnership or that would make it unlawful for the business of the Partnership to be continued.

         For purposes of this Agreement, the term "Bankruptcy" shall mean, and a General Partner shall be deemed "Bankrupt" upon (i) the entry of a decree or order for relief with respect to such General Partner by a court of competent jurisdiction in any involuntary case involving such General Partner under any bankruptcy, insolvency, or other similar law now or hereafter in effect; (ii) the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar agent for such General Partner or for substantially all of such General Partner's assets or property; (iii) the commencement by such General Partner of a voluntary case under any bankruptcy, insolvency or other similar law now or hereafter in effect; (iv) the consent by such General Partner to the entry of an order for relief in an involuntary case under any such law or to the appointment of or the taking of possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar agent for such General Partner or for substantially all of such General Partner's assets or property; or (v) the making by such General Partner of any general assignment for the benefit of creditors.

         13.03 Right to Continue Business of Partnership. Upon an event described in Sections 13.02(b), 13.02(c) or 13.02(f) (but not an event described in Section 13.02(f) that makes it unlawful, by judicial order or otherwise, for the business of the Partnership to be continued), the Partnership thereafter shall be dissolved and liquidated unless (a) within ninety (90) days after the event described in any of such Sections, an election to continue the business of the Partnership shall be made in writing by any remaining General Partner or General Partners, in its or their sole discretion, or (b) in the event of the withdrawal of the last remaining General Partner, or in the event the remaining General Partners do not elect to continue the business of the Partnership, within one hundred twenty (120) days after the occurrence of the event described in Section 13.02(b), 13.02(c) or 13.02(f), the Limited Partners, by a Majority Vote of the Limited Partners, elect to continue the Partnership and (if necessary or desired) appoint, effective as of the date of withdrawal of the former General Partners, one or more successor General Partners.

         13.04 Dissolution. Upon the dissolution of the Partnership, the General Partner (or, if the dissolution is caused by the death, retirement, insanity, removal or withdrawal of the General Partner, then the Person designated as Liquidating Trustee pursuant to Section 13.05 hereof) promptly shall notify the Partners of such dissolution.

         13.05 Liquidation. Upon the occurrence of an "event causing dissolution" under Section 13.02, unless an election to continue the business of the Partnership is made pursuant to Section 13.03, the General Partner or, in the event the dissolution is caused by an event described in Section 13.02(b) or 13.02(c) with respect to the General Partner, a Person or Persons selected by a Majority Vote of the Limited Partners, shall be the Liquidating Trustee. The Liquidating Trustee shall proceed without any unnecessary delay to sell or otherwise liquidate the Partnership Assets and shall apply and distribute the proceeds of such sale or liquidation in the following order of priority, unless otherwise required by mandatory provisions of applicable law:

             (a) To pay (or to make provision for the payment of) all creditors of the Partnership, other than Partners, in the order of priority provided by law;

             (b) To pay, on a pro rata basis, all creditors of the Partnership that are Partners; and

             (c) After the payment (or the provision for payment) of all debts, liabilities and obligations of the Partnership, to the Partners, first in accordance with their respective Capital Account balances, as adjusted pursuant to Articles V and VI for all Partnership operations up to and including such liquidation, and then in accordance with their respective Percentage Interests.

         The Liquidating Trustee, if other than the General Partner, shall be entitled to receive such compensation for its services as Liquidating Trustee as may be approved by a Majority Vote of the Limited Partners. The Liquidating Trustee shall agree not to resign at any time without sixty

(60) days' prior written notice and, if other than the General Partner, may be removed at any time, with or without cause, by written notice of removal approved by a Majority Vote of the Limited Partners. Upon dissolution, removal or resignation of the Liquidating Trustee, a successor and substitute Liquidating Trustee (who shall have and succeed to all rights, powers and duties of the original Liquidating Trustee) shall be selected within ninety (90) days thereafter by a Majority Vote of the Limited Partners. The right to appoint a successor or substitute Liquidating Trustee in the manner provided herein shall be recurring and continuing for so long as the functions and services of the Liquidating Trustee are authorized to continue under the provisions hereof, and every reference herein to the Liquidating Trustee will be deemed to refer also to any such successor or substitute Liquidating Trustee appointed in the manner herein provided. Except as expressly provided in this Article XIII, the Liquidating Trustee appointed in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers) to the extent necessary or desirable in the good faith judgment of the Liquidating Trustee to carry out the duties and functions of the Liquidating Trustee hereunder (including the establishment of reserves for liabilities that are contingent or uncertain in amount) for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidating Trustee to complete the winding up and liquidation of the Partnership as provided for herein. In the event that no Person is selected to be the Liquidating Trustee within the time periods set forth above, any Partner may make application to the Court of Chancery of the State of Delaware to wind up the affairs of the Partnership and, if deemed appropriate, to appoint a Liquidating Trustee.

         13.06 Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.05 in order to minimize any losses otherwise attendant upon such a winding up.

         13.07 Termination of Partnership. Except as otherwise provided in this Agreement, the Partnership shall terminate when (a) all of the Partnership Assets shall have been converted into cash, (b) the net proceeds therefrom, as well as any other liquid assets of the Partnership, after payment of or due provision for all debts, liabilities and obligations of the Partnership, shall have been distributed to the Partners as provided for in Section 13.05(c), and
(c) the Certificate of Limited Partnership shall have been canceled in the manner required by the Delaware Act.

                                   ARTICLE XIV

                        AMENDMENTS; MEETINGS; RECORD DATE

         14.01 Amendments to be Adopted Solely by the General Partner. The General Partner (pursuant to the General Partner's powers of attorney from the Limited Partners described in Article XV), without the consent or approval at the time of any Limited Partner (each Limited Partner, by acquiring a Unit, being deemed to consent to any such amendment), may amend any provision of this Agreement or the Certificate of Limited Partnership in any way that does not affect the Limited Partners' fundamental interests in the Partnership, and execute, swear to, acknowledge, deliver, file and record all documents required or desirable in connection with any such amendment, which may include, but are not limited to:

                  (a) a change in the name of the Partnership or the location of the principal place of business of the Partnership;

                  (b) the admission, substitution, termination or withdrawal of any Partner in accordance with this Agreement;

                  (c) a change that is necessary to qualify the Partnership, as a limited partnership or a partnership in which the Limited Partners have limited liability, under the laws of any state;

                  (d) a change that is necessary or advisable in the opinion of the General Partner to ensure that the Partnership will not be treated as an association taxable as a corporation for federal income tax purposes;

                  (e) a change that is (i) of an inconsequential nature and does not adversely affect the Limited Partners in any material respect; (ii) necessary or desirable to cure any ambiguity, to correct or supplement any provision herein that would be inconsistent with law or with any other provision herein, or to make any other provision with respect to matters or questions arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement; (iii) necessary or desirable to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or contained in any federal or state statute; or (iv) required or specifically contemplated by this Agreement;

                  (f) a change in any provision of this Agreement relating to the allocations provided for in Article VI hereof, including capital account allocations, allocations with respect to transferred Units, allocations of profits and losses and allocations under Section 704(c) of the Code, if, in the opinion of counsel to the Partnership, any of such allocations are unlikely to be respected for federal income tax purposes, or if, in the opinion of counsel to the Partnership, any such changes are required to comply with any changes in the Code or any other developments in applicable law. In making any such amendment, the General Partner shall use its best efforts to effect as little change in the economic and tax arrangements among the Partners as it shall determine in its sole discretion to be necessary to provide for allocations which it believes will be respected for federal income tax purposes or to conform such provisions to changes in applicable law. Any amendments made by the General Partner pursuant to this Section 14.01(f) shall be deemed to be made pursuant to the fiduciary obligations of the General Partner to the Partnership and the Limited Partners, and no such amendment shall give rise to any claim or cause of action by any Limited Partner; and

                  (g) a change in any provision of this Agreement which requires any action to be taken by or on behalf of the General Partner or the Partnership pursuant to the requirements of applicable Delaware law if the provisions of applicable Delaware law are amended, modified, or revoked so that the taking of such action is no longer required. The authority set forth in this Section 14.01(g) shall specifically include the authority to make such amendments to this Agreement and to the Certificate of Limited Partnership as the General Partner deems necessary or desirable in the event the Delaware Act is amended to eliminate or change any provision now in effect.

         14.02 Amendment Procedures. Except as specifically provided in Sections
14.01 and 14.03, all amendments of this Agreement shall be made solely in accordance with the following procedures:

               (a) Any amendments of this Agreement must be proposed either:

                   (i) by the General Partner; or

                   (ii) by Limited Partners owning at least twenty-five
               percent (25%) of the total Units, by submitting their proposed amendment in writing to the General Partner. The General Partner shall, within sixty (60) days after the receipt of any such proposed amendment, or as soon thereafter as is reasonably practicable, submit the text of the proposed amendment to all Limited Partners. The General Partner may include in such submission its recommendation as to the proposed amendment.

               (b) If an amendment is proposed pursuant to this Section
         14.02, the General Partner shall seek the written consent of the Limited Partners to such amendment or shall call a meeting of the Limited Partners to consider and vote on the proposed amendment. A proposed amendment shall be effective only if approved by the General Partner in writing and by a Majority Vote of the Limited Partners, unless a greater or different percentage vote of the Limited Partners is required by law or any other provision of this Agreement; provided that if an amendment is proposed by the Limited Partners pursuant to subsection (a)(ii) of this Section 14.02 and such proposed amendment is not recommended or approved by the General Partner, such proposed amendment will become effective upon a Super-Majority Vote of the Limited Partners, unless a different percentage is required by this Agreement or by law. The General Partner shall notify all Partners upon final adoption or rejection of any proposed amendment.

         14.03 Special Amendment Requirements. Notwithstanding the provisions of Sections 14.01 and 14.02, (i) no amendment to this Agreement shall be permitted without a Super-Majority Vote of the Limited Partners if such amendment would, in the Opinion of Counsel, more likely than not cause the Limited Partners to lose their limited liability under the Delaware Act, and (ii) no provision of this Agreement requiring a majority or other specified percentage vote of the Limited Partners may be amended without obtaining such majority or other specified percentage vote of the Limited Partners.

         14.04 Meetings.

         (a) Meetings of the Limited Partners for any purpose with respect to which the Limited Partners are entitled to vote may be called by the General Partner at any time (there being no obligation to hold annual or other periodic meetings of the Limited Partners) and shall be called by the General Partner within ten (10) days after receipt of a written request for such a meeting signed by fifty percent (50%) or more in interest of the Limited Partners. Any such request shall state the purpose of the proposed meeting and the matters to be acted upon thereat. Meetings shall be held at the principal office of the Partnership or at such other place as may be designated by the General Partner. In addition, the General Partner may, but shall not be obligated to, submit any matter upon which the Limited Partners are entitled to act to the Limited Partners for a vote by written consent without a meeting pursuant to Section 14.10.

         (b) A Limited Partner shall be entitled to cast one vote for each Unit that he owns: (i) at a meeting in person, by written proxy or by a signed writing directing the manner in which he desires that his vote be cast which writing must be received by the General Partner prior to such meeting or (ii) without a meeting as provided in Section 14.11. Every proxy shall be revocable at the pleasure of the Limited Partner executing it. The laws of the State of Delaware pertaining to the validity and use of corporate proxies shall govern the validity and use of proxies given by Limited Partners. Subject to the provisions of Section 5.04 and the rights of the holders of any securities issued pursuant thereto, the Limited Partners shall vote as a single class with respect to all matters voted upon by the Limited Partners.

         (c) With respect to any matter upon which the Limited Partners are requested to vote or to give their consent, for which the required vote for approval is not otherwise specified in this Agreement, such matter shall be considered approved upon a Majority Vote of the Limited Partners.

         14.05 Notice of Meeting. Notice of meetings called pursuant to Section
14.03 shall be given in writing or by mail or other means of written communication addressed to each Limited Partner at the address of the Limited Partner appearing on the books of the Partnership and Transfer Agent, if any. An affidavit or certificate of mailing of any notice or report in accordance with the provisions of this Article XIV executed by the General Partner, Transfer Agent or mailing organization shall constitute conclusive (but not exclusive) evidence of the giving of notice. If any notice addressed to a Limited Partner at the address of such Limited Partner appearing on the books of the Partnership or Transfer Agent is returned to the Partnership by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver such notice, the notice and any subsequent notices or reports shall be deemed to have been duly given without further mailing if they are available for the Limited Partner at the principal office of the Partnership for a period of one year from the date of the giving of the notice to all other Limited Partners.

         14.06 Record Date. For purposes of determining the Limited Partners entitled to notice or to vote at a meeting of the Limited Partners or to give consents without a meeting as provided in Section 14.11, the General Partner or the Liquidating Trustee, if any, may set a Record Date, which Record Date shall not be less than ten (10) days nor more than sixty (60) days prior to the date of such meeting or consent.

         14.07 Adjournment. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed if the time and place of such adjourned meeting are announced at the meeting at which such adjournment is taken, unless such adjournment shall be for more than thirty (30) days. At the adjourned meeting, the Partnership may transact any business that would have been permitted to be transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article XIV.

         14.08 Waiver of Notice; Consent to Meeting; Approval of Minutes. The transactions of any meeting of Limited Partners, however called and noticed, and wherever held, shall be as valid as though they had been approved at a meeting duly held after regular call and notice if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the Limited Partners entitled to vote, not present in person or by proxy, signs a waiver of notice, or a consent to the holding of the meeting, or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the Partnership records or made a part of the minutes of such meeting. Attendance of a Limited Partner at a meeting shall constitute a waiver of notice of the meeting; provided, however, that no such waiver shall occur when the Limited Partner objects, at the beginning of the meeting, to the transaction of any business at such meeting because the meeting is not lawfully called or convened; and provided further, that attendance at a meeting is not a waiver of any right to object to the consideration of any matters required to be included in the notice of the meeting, but not so included, if the objection is expressly made at the meeting.

         14.09 Quorum. Limited Partners of record who are Limited Partners with respect to more than fifty percent (50%) of the total number of all outstanding Units held by all Limited Partners of record, whether represented in person or by proxy, shall constitute a quorum at a meeting of Limited Partners. The Limited Partners present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment of such meeting notwithstanding the withdrawal of enough Limited Partners to leave less than a quorum, if any action taken (other than adjournment) is approved by the requisite vote of Limited Partners specified in this Agreement. In the absence of a quorum, any meeting of Limited Partners may be adjourned from time to time by the affirmative vote of a majority of the Units represented either in person or by proxy at such meeting, but no other business may be transacted.

         14.10 Conduct of Meeting. The General Partner or the Liquidating Trustee, as the case may be, shall be solely responsible for convening, conducting and adjourning any meeting of Limited Partners, including without limitation the determination of Persons entitled to vote at such meeting, the existence of a quorum for such meeting, the satisfaction of the requirements of
Section 14.03 with respect to such meeting, the conduct of voting at such meeting, the validity and effect of all proxies represented at such meeting and the determination of any controversies, votes or challenges arising in connection with or during such meeting or voting. The General Partner or the Liquidating Trustee, as the case may be, shall designate a Person to serve as chairman of any meeting and further shall designate a Person to take the minutes of any meeting, which Person in either case may be, without limitation, a Partner or any officer, employee or agent of the General Partner. The General Partner or the Liquidating Trustee, as the case may be, may make all such other regulations, consistent with applicable law and this Agreement, as it may deem advisable concerning the conduct of any meeting of the Limited Partners, including regulations in regard to the appointment of proxies and other evidence of the right to vote.

         14.11 Action Without a Meeting. Any action that may be taken at a meeting of the Limited Partners may be taken without a meeting if the General Partner so agrees in writing, in its sole discretion, and a consent in writing setting forth the action so taken is signed by Limited Partners owning not less than the minimum number of Units that would be necessary to authorize or take such action at a meeting at which all of the Limited Partners were present and voted. Prompt notice of the taking of action without a meeting shall be given to the Limited Partners who have not consented thereto in writing. Written consents to the taking of any action by the Limited Partners shall have no force and effect unless and until (i) they are deposited with the Partnership in care of the General Partner and (ii) consents sufficient to take the action proposed are dated as of a date not more than one hundred eighty (180) days prior to the date sufficient consents are deposited with the Partnership.

                                   ARTICLE XV

                                POWER OF ATTORNEY

         Each Limited Partner (including any additional or Substituted Limited Partner), by the execution of this Agreement, and each Person who accepts Units or any other Partnership Interest, does hereby irrevocably constitute and appoint the General Partner, any Chairman, President or Vice-President of the General Partner, and any person or entity which becomes a substituted or additional General Partner of the Partnership, and each of the foregoing acting alone, in each case with full power of substitution, his true and lawful agent and attorney-in-fact, with full power and authority in his name, place and stead, to make, execute, acknowledge, swear to, deliver, file and record such documents and instruments as such Person deems necessary or appropriate to carry out the provisions of this Agreement, including, but not limited to:

         (a) all certificates and other instruments (including counterparts of this Agreement), and any amendment or restatement thereof, which any such Person deems appropriate to form, qualify or continue the Partnership as a limited partnership (or a partnership in which the Limited Partners will have limited liability comparable to that provided by the Delaware Act on the date hereof) in any jurisdiction in which the Partnership may conduct business or in which such formation, qualification or continuance is, in the opinion of any such Person, necessary to protect the limited liability of the Limited Partners;

         (b) any other instrument or document which may be required to be filed by the Partnership under the laws of any state or which any such Person deems it advisable to file;

         (c) all amendments or restatements of this Agreement adopted in accordance with the terms hereof and all instruments which any such person deems appropriate to reflect a change or modification of the Partnership in accordance with the terms of this Agreement; and

         (d) any instrument or document, including amendments or restatements of this Agreement and the Partnership's Certificate of Limited Partnership, which may be required or appropriate to (i) effect the continuance of the Partnership,
(ii) effect the admission of an additional or Substituted Limited Partner or an additional or successor General Partner, (iii) effect the initial or increased Contribution of any Partner or the issuance of additional Units or other securities of the Partnership and the determination of the rights, preferences and privileges of any class of Units or other Partnership Interests pursuant to
Section 5.04; (iv) exercise any powers of the General Partner or the Liquidating Trustee, as the case may be, (v) carry out the purposes of this Agreement or
(vi) the dissolution and termination of the Partnership (provided such continuance, admission or dissolution and termination are in accordance with the terms of this Agreement), or to reflect any reductions in the amount of contributions of Partners.

         The appointment by each Limited Partner of each such person as his attorney-in-fact shall be deemed to be a power coupled with an interest, in recognition of the fact that each of the Partners under this Agreement will be relying upon the power of such Persons to act as contemplated by this Agreement in any filing and other action by each of them on behalf of the Partnership, and shall survive the bankruptcy, death, incompetence or dissolution of any Person hereby giving such power and the transfer or assignment of all or any part of the Units of such Person; provided, however, that in the event of a transfer by a Limited Partner of all or any part of his Units, the foregoing Power of Attorney of the transferor Limited Partner shall survive such transfer only until such time as the transferee shall have been admitted to the Partnership as a Substituted Limited Partner and all required documents and instruments shall have been duly executed, filed and recorded to effect such substitution. Each Person who accepts one or more Units is deemed to consent to be bound by any representations made by the General Partner or the Liquidating Trustee or the authorized officers and attorneys-in-fact thereof, acting in good faith pursuant to such power of attorney. Each Person who accepts one or more Units is deemed to consent to and waive any and all defenses that may be available to contest, negate or disaffirm any action of the General Partner, the Liquidating Trustee or the authorized officers and attorneys-in-fact thereof, taken in good faith under such power of attorney. Each Person who accepts one or more Units shall execute and deliver to the General Partner or the Liquidating Trustee, within 15 days after receipt of the General Partner's or the Liquidating Trustee's request therefor, such further designations, powers of attorney and other instruments as the General Partner or the Liquidating Trustee deems necessary to effectuate this Agreement and the purposes of the Partnership. In the event a Liquidating Trustee is appointed pursuant to Section 13.05, references to the General Partner in this Article XV shall be deemed to include references to the Liquidating Trustee.

                                   ARTICLE XVI

                            MISCELLANEOUS PROVISIONS

         16.01 Notices. All notices, demands, requests or other communications which may be or are required to be given, served or sent by a Partner or the Partnership pursuant to this Agreement shall be in writing and shall be personally delivered, mailed by first-class mail, postage prepaid, or sent by other generally recognized means of written communication, addressed as follows:

               (a)      If to the Partnership or the General Partner:

                        151 Merrimac Street
                        Boston, Massachusetts  02114

               (b)      If to a Limited Partner:

                        The last known business, residence or mailing address of such Limited Partner reflect in the records of the Partnership or the Transfer Agent.

Each Partner and the Partnership may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request or communication which shall be delivered, mailed or transmitted in the manner described above shall be deemed sufficiently given, served, sent or received for all purposes at such time as it is deposited in the mail or delivered to the addressee or at such time as delivery is refused by the addressee upon presentation.

         16.02 Severability. The invalidity of any one or more provisions hereof or of any other agreement or instrument given pursuant to or in connection with this Agreement shall not affect the remaining portions of this Agreement or any such other agreement or instrument or any part thereof, all of which are inserted conditionally on their being held valid in law; and in the event that one or more of the provisions contained herein or therein should be invalid, or should operate to render this Agreement or any such other agreement or instrument invalid, this Agreement and such other agreements and instruments shall be construed as if such invalid provisions had not been inserted.

         16.03 Survival. It is the express intention and agreement of the Partners that all covenants, agreements, statements, representations, warranties and indemnities made in this Agreement shall survive the execution and delivery of this Agreement.

         16.04 Waivers. Neither the waiver by a Partner of a breach of or a default under any of the provisions of this Agreement, nor the failure of a Partner, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right, remedy or privilege hereunder shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any such provisions, rights, remedies or privileges hereunder.

         16.05 Exercise of Rights. No failure or delay on the part of a Partner or the Partnership in exercising any right, power or privilege hereunder and no course of dealing between the Partners or between a Partner and the Partnership shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any other rights or remedies which a Partner or the Partnership would otherwise have at law or in equity or otherwise.

         16.06 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the Partners and their respective heirs, devisees, executors, administrators, legal representatives, successors and assigns.

         16.07 Limitation on Benefits of this Agreement. It is the explicit intention of the Partners that no person or entity other than the Partners and the Partnership is or shall be entitled to bring any action or enforce any provision of this Agreement against any Partner or the Partnership, and that the covenants, undertakings and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the Partners and the Partnership (or their respective successors and assigns as permitted hereunder).

         16.08 Consent of Limited Partners. By acceptance of a Unit, each Limited Partner expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote of less than all of the Limited Partners, such action may be so taken upon the concurrence of less than all of the Limited Partners and each such Limited Partner shall be bound by the results of such action.

         16.09 Waiver of Partition. The Partners hereby waive any right of partition or any right to take any other action which otherwise might be available to them for the purpose of severing their relationship with the Partnership or their interest in the assets held by the Partnership from the interest of the other Partners.

         16.10 Entire Agreement. This Agreement contains the entire agreement among the Partners with respect to the transactions contemplated herein, and supersedes all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein and therein.

         16.11 Pronouns and Plurals. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or entity may require, and the singular form of nouns and verbs shall include the plural and vice versa.

         16.12 Headings. Article and Section headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

         16.13 Governing Law. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of Delaware (but not including the choice of law rules thereof).

         16.14 Execution in Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be required; and it shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement.

         IN WITNESS WHEREOF, the undersigned have duly executed this Agreement, or have caused this Agreement to be duly executed on their behalf, as of the day and year first hereinabove set forth.

                                       GENERAL PARTNER:

                                         CASTLE CREEK PARTNERS GP, INC.

                                         ---------------------------------------
                                             By:  Richard G. Pond
                                             Its: Chief Financial Officer

                                       ORIGINAL LIMITED PARTNER:

                                         BOSTON CELTICS LIMITED
                                         PARTNERSHIP

                                         By: CELTICS, INC., General Partner


                                         ---------------------------------------
                                             By:  Richard G. Pond
                                             Its: Chief Financial Officer

                                       LIMITED PARTNERS ADMITTED TO
                                       THE PARTNERSHIP PURSUANT TO
                                       THIS AGREEMENT

                                         By: CASTLE CREEK PARTNERS GP, INC.,
                                             Their Attorney-in-Fact



                                         ---------------------------------------
                                             By:  Richard G. Pond
                                             Its: Chief Financial Officer

                                   SCHEDULE A

                 LIMITED PARTNERS ADMITTED ON THE EFFECTIVE DATE



        Name & Address                                    Number of Units
        --------------                                    ---------------






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